                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:

     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))


     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CEANIC CORPORATION
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-12.



     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [X] Fee paid previously with preliminary materials.


     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           [CEANIC CORPORATION LOGO]


                                 July 17, 1998


Dear Fellow Shareholders:


     You are cordially invited to attend a Special Meeting of shareholders (the "Special Meeting") of Ceanic Corporation ("Ceanic") to be held on August 17, 1998 at 9:00 a.m., local time, at Radisson Suite Hotel Houston West, 10655 Katy Freeway, Houston, Texas 77024. Notice of the Special Meeting is enclosed.


     At the Special Meeting, you will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, a wholly-owned subsidiary of Stolt Comex Seaway Inc. ("SCSI") (which is an indirect wholly-owned subsidiary of Stolt Comex Seaway S.A.) will merge (the "Merger") with and into Ceanic, and Ceanic will become a wholly-owned subsidiary of SCSI. The terms of the Merger Agreement provide that upon consummation of the Merger, holders of issued and outstanding common stock, no par value per share, of Ceanic ("Ceanic Common Stock") will be entitled to receive $20 in cash per share, without interest, in exchange for all their shares of Ceanic Common Stock.

     After careful consideration, the Board of Directors of Ceanic (the "Ceanic Board") has unanimously approved the Merger, believes the Merger is in the best interest of Ceanic and its shareholders and unanimously recommends that all shareholders vote FOR approval and adoption of the Merger Agreement.

     All shareholders are invited to attend the Special Meeting in person. The affirmative vote of at least two-thirds ( 2/3) of the shares of Ceanic Common Stock in attendance or represented by proxy at the Special Meeting will be necessary for approval and adoption of the Merger Agreement.

     In order that your shares may be represented at the Special Meeting, you are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your proxy.

     PLEASE READ CAREFULLY THE ENCLOSED PROXY STATEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE MERGER AGREEMENT AND THE MERGER.

     Morgan Keegan & Company, Inc. has acted as financial advisor to Ceanic in connection with the Merger and delivered its written opinion dated June 25, 1998 to the Ceanic Board to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the consideration to be received by Ceanic shareholders pursuant to the Merger is fair to Ceanic shareholders from a financial point of view. The full text of the Morgan Keegan & Company, Inc. opinion, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken, is included as Appendix B to the accompanying Proxy Statement and should be read carefully in its entirety.

     We are gratified by your continued support.

                                            Sincerely yours,


                                            /s/ GEORGE C. YAX
                                            George C. Yax
                                            Chairman of the Board



                                            /s/ KEVIN C. PETERSON
                                            Kevin C. Peterson
                                            President and Chief Executive
                                            Officer

                               CEANIC CORPORATION

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 17, 1998



     NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of Ceanic Corporation, a Louisiana corporation ("Ceanic"), will be held on August 17, 1998 at 9:00 a.m., local time, at Radisson Suite Hotel Houston West, 10655 Katy Freeway, Houston, Texas 77024 and any adjournment or postponement thereof (the "Special Meeting"), for the following purposes:



          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 26, 1998 (the "Merger Agreement"), by and among Ceanic, Stolt Comex Seaway S.A., a Luxembourg corporation ("SCSSA"), Stolt Comex Seaway Inc., a Delaware corporation and indirect wholly-owned subsidiary of SCSSA ("SCSI"), and CC Acquisition Corp., a Louisiana corporation and wholly-owned subsidiary of SCSI ("Merger Sub"). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge (the "Merger") with and into Ceanic, and Ceanic will become a wholly-owned subsidiary of SCSI. In the Merger, and as more fully described in the accompanying Proxy Statement and in the Merger Agreement included as Appendix A thereto, (a) the Ceanic Articles of Incorporation will be amended to delete the provisions therein limiting ownership of Ceanic capital stock by non-United States citizens and, as so amended, will become the initial Articles of Incorporation of Ceanic after the effective time of the Merger, and (b) the shares of common stock, no par value per share, of Ceanic ("Ceanic Common Stock") issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $20 in cash per share, without interest. In addition, each option to purchase Ceanic Common Stock outstanding at the effective time of the Merger will be converted into an option to purchase SCSSA common stock on the terms and subject to the conditions set forth in the Merger Agreement.


          2. To transact such other business as may properly come before the Special Meeting.


     The close of business on July 15, 1998 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the Special Meeting. The list of shareholders of record of Ceanic may be examined at the principal executive offices of Ceanic located at 900 Town & Country Lane, Suite 400, Houston, Texas 77024.


     Approval and adoption of the Merger Agreement require the affirmative vote of at least two-thirds ( 2/3) of the shares of Ceanic Common Stock present in person or by proxy at the Special Meeting.

     DISSENTING SHAREHOLDERS WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE BUSINESS CORPORATION LAW OF LOUISIANA WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES IF THE MERGER IS EFFECTED UPON APPROVAL BY LESS THAN EIGHTY PERCENT OF THE CORPORATION'S TOTAL VOTING POWER. THOSE PROCEDURAL REQUIREMENTS ARE SUMMARIZED IN THE ACCOMPANYING PROXY STATEMENT UNDER THE CAPTION "DISSENTERS' RIGHTS" AND ARE SET FORTH IN DETAIL IN APPENDIX C TO THE ACCOMPANYING PROXY STATEMENT.

     Shareholders are invited to attend the Special Meeting. Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the Special Meeting, you may vote your shares in person, which will revoke any previously executed proxy.

     If your shares are held of record by a broker, bank or other nominee and you wish to attend the Special Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Special Meeting. To vote your shares at the Special Meeting you must obtain from the record holder a proxy issued in your name.

     If you have any questions regarding voting your shares, please call Corporate Investor Communications, Inc., whom Ceanic has retained to assist in the solicitation of proxies, at 1-888-805-6301.


     Regardless of how many shares you own, your vote is very important.

                                            By order of the Board of Directors,

                                            /s/ QUINN J. HEBERT
                                            Quinn J. Hebert

                                            Secretary


July 17, 1998

900 Town & Country Lane, Suite 400
Houston, Texas 77024

                                PROXY STATEMENT

                               CEANIC CORPORATION
                       900 TOWN & COUNTRY LANE, SUITE 400
                              HOUSTON, TEXAS 77024


     This Proxy Statement ("Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Ceanic Board") of Ceanic Corporation, a Louisiana corporation ("Ceanic"), for use at a special meeting of Ceanic shareholders (including any adjournments or postponements thereof) to be held at 9:00 a.m., local time, on August 17, 1998 at Radisson Suite Hotel Houston West, 10655 Katy Freeway, Houston, Texas 77024 (the "Special Meeting"). At the Special Meeting, Ceanic shareholders will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 26, 1998 (the "Merger Agreement"), by and among Stolt Comex Seaway S.A., a Luxembourg corporation ("SCSSA"), Stolt Comex Seaway Inc., a Delaware corporation and indirect wholly-owned subsidiary of SCSSA ("SCSI"), and CC Acquisition Corp., a Louisiana corporation and wholly-owned subsidiary of SCSI ("Merger Sub," and together with SCSSA and SCSI, the "SCS Parties"), and Ceanic. A copy of the Merger Agreement is included as Appendix A to this Proxy Statement.



     Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Ceanic (the "Merger") and Ceanic will become a wholly-owned subsidiary of SCSI upon the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of Louisiana or at such later time as may be agreed by the SCS Parties and Ceanic and specified in the Certificate of Merger (the "Effective Time"). In the Merger, and as more fully described in this Proxy Statement and in the Merger Agreement, (a) the Ceanic Articles of Incorporation will be amended to delete the provisions therein limiting ownership of Ceanic capital stock by non-United States citizens and, as so amended, will become the initial Articles of Incorporation of Ceanic after the Effective Time and (b) each share of common stock, no par value per share, of Ceanic ("Ceanic Common Stock") issued and outstanding immediately prior to the Merger will be converted into the right to receive $20 in cash per share, without interest (assuming no shareholders exercise their statutory dissenters' rights). In addition, each option to purchase Ceanic Common Stock outstanding as of the Effective Time will be converted into an option to purchase SCSSA common stock on the terms and subject to the conditions set forth in the Merger Agreement.


     The consummation of the Merger is subject, among other things, to the approval and adoption of the Merger Agreement by the affirmative vote of at least two-thirds ( 2/3) of the shares of Ceanic Common Stock present in person or by proxy at the Special Meeting.


     Ceanic Common Stock is listed on the Nasdaq National Market ("Nasdaq") under the symbol "DIVE." The last reported sale price of Ceanic Common Stock on Nasdaq on June 9, 1998, the trading day immediately preceding the date on which Ceanic and the SCS Parties announced that they had entered into a letter of intent with respect to a proposed merger, was $15.4375 per share. The last reported sale price of Ceanic Common Stock on Nasdaq on July 15, 1998 was $19.4375 per share.



     This Proxy Statement and the accompanying proxies are expected to be first mailed or delivered to Ceanic shareholders on or about July 17, 1998.



               The date of this Proxy Statement is July 17, 1998.

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
SUMMARY................................    1
  The Parties..........................    1
  The Special Meeting..................    1
  The Merger and Certain Provisions of
     the Merger Agreement..............    2
  Market Price Data....................    4
FORWARD-LOOKING STATEMENTS.............    5
THE SPECIAL MEETING....................    5
  Time, Date and Place of the Special
     Meeting...........................    5
  Matters to be Considered at the
     Special Meeting...................    5
  Board of Directors Recommendation....    5
  Voting at Meeting; Record Date.......    5
  Vote Required........................    6
  Dissenters' Rights...................    6
  Ceanic Proxies.......................    6
  Solicitation of Proxies..............    6
  Stock Ownership of Directors and
     Executive Officers................    7
  Stock Ownership of Certain Beneficial
     Owners............................    7
  Shareholder Proposals................    7
THE PROPOSED MERGER....................    8
  Background of the Merger.............    8
  Ceanic's Reasons for the Merger;
     Recommendation of the Ceanic
     Board.............................    8
  Fairness Opinion of Morgan Keegan &
     Company, Inc. ....................   10
  The SCS Parties' Reasons for the
     Merger............................   13
  Interests of Certain Persons in the
     Merger............................   14
TERMS OF THE MERGER....................   14
  The Merger; Effective Time...........   14
  Conversion of Securities.............   15
  Treatment of Ceanic Options..........   15
  Exchange of Stock Certificates.......   15
  Directors and Officers of Ceanic.....   16
  Articles of Incorporation and By-laws
     of Ceanic.........................   16



                                         PAGE
                                         ----
  Representations and Warranties.......   16
  Conduct of Business Pending the
     Merger............................   16
  Other Acquisition Proposals..........   17
  Indemnification......................   17
  Special Meeting......................   17
  Conditions to the Merger.............   18
  Termination..........................   18
  Expenses.............................   19
  Termination Fee......................   19
  Amendment and Waiver.................   19
  Regulatory Approvals.................   20
  Accounting Treatment.................   20
  Certain Federal Income Tax
     Consequences of the Merger........   20
DISSENTERS' RIGHTS.....................   21
RELATIONSHIPS BETWEEN CEANIC AND THE
  SCS PARTIES..........................   22
RELATIONSHIP WITH INDEPENDENT
  ACCOUNTANTS..........................   22
INFORMATION REGARDING
  CEANIC...............................   22
INFORMATION REGARDING THE SCS
  PARTIES..............................   22
EXPERTS................................   23
AVAILABLE INFORMATION..................   23
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE............................   23
APPENDICES
  Appendix A -- Agreement and Plan of
     Merger............................  A-1
  Appendix B -- Fairness Opinion of
     Morgan Keegan & Company, Inc. ....  B-1
  Appendix C -- Excerpt from Section
     131 of the Louisiana Business
     Corporation Law...................  C-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement and does not purport to be complete. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere or incorporated by reference in this Proxy Statement. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Proxy Statement. Shareholders of Ceanic are urged to read this Proxy Statement and the Merger Agreement in their entirety. A copy of the Merger Agreement is included as Appendix A to this Proxy Statement.

THE PARTIES

     Ceanic. Ceanic is a leading provider of diving services, intervention technologies, subsea products, field development, general contracting and marine construction services to offshore, governmental and industrial customers in the United States and internationally.

     SCS Parties. Stolt Comex Seaway S.A. (SCSSA), through its subsidiaries, including SCSI, is a leading subsea contractor to the oil and gas industry, specializing in technologically sophisticated subsea engineering, flowline lay, construction, inspection and maintenance services. SCSSA operates today predominantly in Europe, the Middle East, West Africa, Asia Pacific, South America and Mexico. Merger Sub is a wholly-owned subsidiary of SCSI incorporated in Louisiana in 1998 for the sole purpose of effectuating the Merger in accordance with the terms of the Merger Agreement.

THE SPECIAL MEETING


     Time, Date, Place and Purposes. The Special Meeting will be held on August 17, 1998, at Radisson Suite Hotel Houston West, 10655 Katy Freeway, Houston, Texas, 77024 commencing at 9:00 a.m., local time, for the purpose of considering and voting upon a proposal, as required by the Louisiana Business Corporation Law (the "Louisiana Act"), to approve and adopt the Merger Agreement (the "Merger Proposal"). See "The Special Meeting."



     Record Date. Only those shareholders of Ceanic of record at the close of business on July 15, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. See "The Special Meeting -- Voting at Meeting; Record Date."


     Vote Required for Merger Proposal. Provided that the holders of at least a majority of the outstanding shares of Ceanic Common Stock (i.e., a quorum) are present in person or by proxy at the Special Meeting, the affirmative vote of at least two-thirds ( 2/3) of the shares of Ceanic Common Stock present in person or by proxy at the Special Meeting will be required to approve and adopt the Merger Agreement. Abstentions and broker non-votes (as defined herein) will be counted in determining whether a quorum is present at the Special Meeting. Abstentions will have the effect of a vote against the Merger Proposal, but "broker non-votes" will not count as votes for or against the Merger Proposal.


     On July 15, 1998, there were a total of 10,681,131 shares of Ceanic Common Stock outstanding and entitled to vote at the Special Meeting. Directors and executive officers of Ceanic and their affiliates held on such date approximately 9.5% of the shares of Ceanic Common Stock entitled to vote at the Special Meeting. All such directors and executive officers have advised Ceanic that they intend to vote for the approval and adoption of the Merger Proposal. Of such shares of Ceanic Common Stock, 885,000 or approximately 8.3% of the shares of Ceanic Common Stock entitled to vote at the Special Meeting are held by George C. Yax, who has agreed to vote for the approval and adoption of the Merger Proposal, and has granted SCSI a proxy to so vote his shares. Dissenting shareholders who comply with the procedural requirements of the business corporation law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval of less than eighty percent of Ceanic's total voting power. See "The Special
Meeting -- Voting at Meeting; Record Date," "The Special Meeting -- Vote Required" and "Dissenters' Rights."

THE MERGER AND CERTAIN PROVISIONS OF THE MERGER AGREEMENT


     General. If the requisite Ceanic shareholder approval is obtained and all other terms and conditions to the Merger are satisfied (or waived, if permissible), then at the Effective Time, Merger Sub will be merged with and into Ceanic, and Ceanic will be the surviving corporation (the "Surviving Corporation"), whereupon Ceanic will become a wholly-owned subsidiary of SCSI. In the Merger, each share of Ceanic Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $20 in cash per share, without interest. The total amount to be paid to all holders of Ceanic Common Stock (assuming no options for Ceanic stock are exercised and that no shareholders exercise their statutory dissenters' rights) will be approximately $213,622,620 million. See "Terms of the Merger -- Exchange of Stock Certificates."


     Recommendation of the Board of Directors. The Ceanic Board has unanimously approved the Merger and the consummation of the transactions contemplated thereby and unanimously recommends that Ceanic shareholders vote FOR the approval and adoption of the Merger Agreement. See "The Proposed Merger -- Ceanic's Reasons for the Merger; Recommendation of the Ceanic Board."

     Effective Time. The Effective Time will occur (upon the filing of the Certificate of Merger with the Secretary of State of the State of Louisiana) as soon as practicable after the requisite approvals of the Ceanic shareholders has been obtained, and all other conditions to the Merger have been satisfied or waived, but in no event later than the second business day thereafter, unless the parties agree otherwise.

     Fairness Opinion. Morgan Keegan & Company, Inc. ("Morgan Keegan") has rendered its written opinion to the Ceanic Board dated June 25, 1998 that, based upon and subject to certain matters stated therein, as of the date of such opinion, the consideration to be received by Ceanic shareholders pursuant to the Merger is fair, from a financial point of view, to the Ceanic shareholders. A copy of such opinion is included as Appendix B to this Proxy Statement and should be read carefully by Ceanic shareholders in its entirety with respect to the assumptions made, other matters considered and the limitations on the review undertaken in arriving at such opinion. See "The Proposed Merger -- Fairness Opinion of Morgan Keegan & Company, Inc."


     Amendment of Ceanic's Articles of Incorporation. The Ceanic Articles of Incorporation will be amended to delete the provisions therein limiting ownership of Ceanic capital stock by non-United States citizens and, as so amended, will become the initial Articles of Incorporation of Ceanic after the Effective Time. See "Terms of the Merger -- Articles of Incorporation and By-laws of Ceanic."


     Certain United States Federal Income Tax Consequences. The consideration to be paid to all holders of Ceanic Common Stock (assuming no shareholders exercise their statutory dissenters' rights) will be $20.00 per share. You will be taxed for federal income tax purposes on your receipt of the merger consideration to the extent that the amount you receive exceeds your tax basis in your Ceanic Common Stock. Because determining the tax consequences of the Merger can be complicated, especially in light of recent changes to the federal tax laws governing capital gains, and because state tax laws may apply as well, you are urged to consult your tax advisor to understand fully how the Merger will affect you.

     Regulatory Approvals. Consummation of the Merger is conditioned upon the expiration or early termination of the waiting period applicable under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Ceanic and the SCS Parties are not aware of any other material governmental or regulatory approvals required to be obtained for consummation of the Merger, other than compliance with federal securities laws and with state securities "Blue Sky" laws.

     Accounting Treatment. SCSI intends to account for the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 and, without limitation, the FASB, Accounting Standards, FASB EITF Abstracts, FASB Bulletins and SEC Accounting Bulletins and Accounting Series Releases relating thereto. See "Terms of the Merger -- Accounting Treatment."

     Interests of Certain Persons in the Merger. In considering the recommendation of the Ceanic Board with respect to the Merger Agreement, Ceanic shareholders should be aware that certain members of the management of Ceanic and the Ceanic Board have certain interests in the Merger that are in addition to the interests of shareholders of Ceanic generally including, without limitation, rights to indemnification. See "The Proposed Merger -- Interests of Certain Persons in the Merger."

     Management. Pursuant to the Merger Agreement, upon the consummation of the Merger, certain of the officers and directors of Ceanic and Bernard Vossier, Paul Frikstad and Bruno Chabas, who are officers or directors of one or more of the SCS Parties, will be the initial officers and directors of the Surviving Corporation at and as of the Effective Time. See "Terms of the Merger -- Directors and Officers of Ceanic."


     Procedures for Exchange of Certificates. As soon as reasonably practicable after the Effective Time, a letter of transmittal and instructions for surrendering stock certificates will be mailed to each person who, as of the Effective Time, holds shares of Ceanic Common Stock, for use in exchanging such person's stock certificates for $20 in cash per share, without interest. CEANIC SHAREHOLDERS SHOULD NOT SEND ANY CEANIC COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. INSTEAD, CEANIC SHAREHOLDERS SHOULD SEND SUCH CERTIFICATES TO THE PAYING AGENT (AS DEFINED IN THE MERGER AGREEMENT) IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THE EXCHANGE TRANSMITTAL MATERIALS THAT WILL BE MAILED TO CEANIC SHAREHOLDERS AS SOON AS REASONABLY PRACTICABLE AFTER THE EFFECTIVE TIME. See "Terms of the Merger -- Exchange of Stock Certificates."


     Representations and Warranties. The Merger Agreement contains various representations and warranties of Ceanic and the SCS Parties. See "Terms of the Merger -- Representations and Warranties."

     Conduct of Business Pending the Merger. The Merger Agreement restricts the ability of Ceanic to take certain actions and enter into certain transactions pending the Merger. See "Terms of the Merger -- Conduct of Business Pending the Merger" and "Terms of the Merger -- Other Acquisition Proposals."

     Conditions to the Consummation of the Merger. The obligations of Ceanic and the SCS Parties to consummate the Merger are subject to the satisfaction or, where legally permissible, waiver of various conditions, including, among others: (i) approval and adoption of the Merger Agreement by the shareholders of Ceanic and (ii) the absence of any order, executive order, stay, decree, judgment, injunction, statute, rule or regulation issued by any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission or court of competent jurisdiction prohibiting consummation of the Merger or making the Merger illegal. See "Terms of the Merger -- Conditions to the Merger."


     Termination. The Merger Agreement may be terminated at any time prior to the Effective Time by mutual consent of Ceanic and the SCS Parties, or by either Ceanic or the SCS Parties if, subject to certain limitations: (i) there exists any permanent injunction or other order or decree that is final and nonappealable preventing the consummation of the Merger; (ii) the Effective Time has not occurred on or before December 31, 1998; (iii) the shareholders of Ceanic fail to approve and adopt the Merger Agreement; or (iv) the other party has breached any representation, warranty, covenant or agreement in the Merger Agreement such that the related closing conditions would not be satisfied (unless the breach is curable by the breaching party). In addition, (i) Ceanic may terminate the Merger Agreement if the Ceanic Board shall determine to engage in a Ceanic Competing Transaction (as defined herein) and (ii) the SCS Parties may terminate the Merger Agreement if the Ceanic Board shall have materially modified or rescinded its recommendation of the Merger or its approval of the Merger Agreement, if a tender offer or exchange offer for 20% or more of the Ceanic Common Stock is commenced and the Ceanic Board fails to recommend against tendering into such offer or if any person other than an SCS Party acquires more than 20% of the outstanding Ceanic Common Stock. See "Terms of the Merger -- Termination."



     Termination Fee. In connection with the termination of the Merger Agreement upon the occurrence of certain events, Ceanic would be required to pay to the SCS Parties a fee equal to three percent (3%) of the product of (i) the sum of the total number of issued and outstanding shares of Ceanic Common Stock as of the date of termination plus the total number of shares of Ceanic Common Stock issuable upon the exercise of outstanding options as of the date of termination, multiplied by (ii) U.S. $20.00 (the "Termination Fee"), which fee would be approximately $6.6 million. See "Terms of the Merger -- Termination Fee."

     Shareholders' Rights. Dissenting shareholders who comply with the procedural requirements of the business corporation law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than eighty percent of the total voting power of Ceanic. See "Dissenters' Rights."

     Treatment of Ceanic Options. Pursuant to the Merger Agreement, all options to purchase shares of Ceanic Common Stock ("Ceanic Options") outstanding under Ceanic's various stock option plans (the "Ceanic Option Plans") as of the Effective Time will be converted into options to purchase SCSSA common stock. See "Terms of the Merger -- Treatment of Ceanic Options."

MARKET PRICE DATA

     The following table sets forth for the calendar periods indicated the high and low per share sale prices of Ceanic Common Stock as reported by the Nasdaq National Market.


PERIOD                                                          HIGH       LOW
------                                                        --------   --------
July 1, 1998 to July 15, 1998...............................  $19.5000   $19.3125
Quarter Ended:
  June 30, 1998.............................................   19.4375    14.1250
  March 31, 1998............................................   15.0000     9.7500
Quarter Ended:
  December 31, 1997.........................................   20.7500    10.6250
  September 30, 1997........................................   19.3750    11.8750
  June 30, 1997.............................................   12.2500     8.7500
  March 31, 1997............................................   13.0000    10.6250
Quarter Ended:
  December 31, 1996.........................................   14.1250     9.7500
  September 30, 1996........................................   11.3750     8.1250
  June 30, 1996.............................................   11.0000     8.1250
  March 31, 1996............................................    8.7500     6.7500



     The last reported sale price of Ceanic Common Stock on Nasdaq on June 9, 1998, the trading day immediately preceding the public announcement of the execution by Ceanic and SCSSA of the letter of intent with respect to the Merger, was $15.4375 share. The last reported sale price of Ceanic Common Stock on Nasdaq on June 29, 1998, the trading day immediately preceding the public announcement of the execution of the Merger Agreement, was $18.8750 per share. The last reported sale price of Ceanic Common Stock on Nasdaq on July 15, 1998, the trading day immediately preceding the printing of this Proxy Statement, was $19.4375 per share.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). All statements other than statements of historical fact included in this Proxy Statement, including, without limitation, statements under "Summary," "The Special Meeting" and "The Proposed Merger" regarding the financial condition, business strategy and plans and objectives for future operations of the SCS Parties, Ceanic and the Surviving Corporation are forward-looking statements. These forward-looking statements are commonly identified by the use of such terms and phrases as "intends," "estimates," "expects," "project," "anticipates," "foreseeable future," "seeks," "believes" and "scheduled." Although Ceanic believes that the assumptions upon which such forward-looking statements are based are reasonable, all such statements are subject to risks and uncertainties that could cause the statements to be incorrect.

                              THE SPECIAL MEETING

TIME, DATE AND PLACE OF THE SPECIAL MEETING


     This Proxy Statement is being furnished to the holders of shares of Ceanic Common Stock in connection with the solicitation of proxies by the Ceanic Board for use at the Special Meeting to be held on August 17, 1998, at Radisson Suite Hotel Houston West, 10655 Katy Freeway, Houston, Texas 77024, commencing at 9:00 a.m., local time, and at any adjournments or postponements thereof.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, holders of Ceanic Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement and act on such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

BOARD OF DIRECTORS RECOMMENDATION

     THE CEANIC BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT CEANIC'S SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTING AT MEETING; RECORD DATE


     Ceanic has established the close of business on July 15, 1998 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of Ceanic Common Stock at the close of business on the Record Date are entitled to vote at the Special Meeting. On July 15, 1998, Ceanic had outstanding and entitled to vote 10,681,131 shares of Ceanic Common Stock, each of which is entitled to one vote per share. On such date, there were approximately 3,200 holders of Ceanic Common Stock, including record holders and individual participants in security position listings.



     As of July 15, 1998, directors and executive officers of Ceanic and their affiliates, including George C. Yax, beneficially owned approximately 9.5% of the outstanding shares of Ceanic Common Stock. Each such director and executive officer has advised Ceanic that he intends to vote or direct the vote of all shares of Ceanic Common Stock over which he has voting control for the approval and adoption of the Merger Agreement. Of such shares of Ceanic Common Stock, 885,000 or approximately 8.3% of the shares of Ceanic Common Stock entitled to vote at the Special Meeting are held by Mr. Yax, who has agreed to vote for the approval and adoption of the Merger Proposal, and has granted SCSI a proxy to so vote his shares.


     The SCS Parties do not own any shares of Ceanic Common Stock.

VOTE REQUIRED


     The presence, in person or by proxy, of a majority of the outstanding shares of Ceanic Common Stock is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, (a) the affirmative vote of the holders of two-thirds ( 2/3) of the shares present in person or by proxy at the Special Meeting will be required to approve the Merger Proposal and (b) a majority of votes actually cast will decide any other matter properly brought before the Special Meeting for a vote of shareholders unless otherwise required by law or Ceanic's Articles of Incorporation. With respect to the Merger Proposal, shares abstained from voting will be considered present at the Special Meeting for purposes of determining whether or not two-thirds of the shares present at the Special Meeting were voted for the Merger Proposal, but shares not voted by brokers who may hold shares on behalf of the beneficial owners ("broker non-votes") will not be so considered. With respect to all other matters, shares not voted as a result of abstentions will be considered present at the Special Meeting for purposes of determining whether a majority of the shares present were voted in favor of such matters, but broker non-votes will not be considered as voted for purposes of determining whether or not a majority of votes were cast for such matters.


DISSENTERS' RIGHTS

     Dissenting shareholders who comply with the procedural requirements of the business corporation law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than eighty percent of the total voting power of Ceanic. See "Dissenters' Rights" and Appendix C.

CEANIC PROXIES

     Shares of Ceanic Common Stock represented by proxies received by Ceanic prior to or at the Special Meeting will be voted in accordance with the instructions contained therein. Shares of Ceanic Common Stock represented by proxies for which no instruction is given will be voted FOR the Merger Proposal.

     Holders of shares of Ceanic Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage paid envelope provided for this purpose to ensure that their shares are voted. A proxy may be revoked at any time prior to the exercise of the authority granted thereunder. Revocation may be accomplished by the granting of a later-dated proxy with respect to the same shares by giving notice of revocation to Ceanic in writing or at the Special Meeting at any time prior to the vote on the matters to be considered at the Special Meeting, or by attending the Special Meeting and voting in person. The presence at the Special Meeting of a shareholder who signed a proxy does not in and of itself revoke the proxy.

     The Ceanic Board is aware of no matters to be presented at the Special Meeting other than those described in this Proxy Statement. If other matters are properly brought before the Special Meeting, it is the intention of the persons named in the proxies to vote the shares to which such proxies relate in accordance with their judgment.

SOLICITATION OF PROXIES

     Corporate Investor Communications, Inc. has been retained to solicit proxies on behalf of Ceanic for a fee of approximately $6,000 plus out-of-pocket expenses. Ceanic will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by Corporate Investor Communications, Inc., directors, officers and employees of Ceanic and its subsidiaries, who will receive no additional compensation for their services, may solicit proxies from its shareholders in person, by telephone or otherwise. Arrangements will also be made with banks, brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Ceanic Common Stock. Ceanic will reimburse such persons for their reasonable expenses in communicating with the persons for whom they hold Ceanic Common Stock.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of July 1, 1998 concerning the number and percentage of shares of Ceanic Common Stock beneficially owned by each director and each executive officer of Ceanic, determined in accordance with Rule 13d-3 under Exchange Act. The address of each director and executive officer is c/o Ceanic Corporation, 900 Town & Country Lane, Suite 400, Houston, Texas 77024.

                                                              SHARES BENEFICIALLY
                            NAME                                   OWNED(1)         PERCENT
                            ----                              -------------------   -------
Gordon J. Cowe..............................................           4,000          *
Quinn J. Hebert.............................................          10,000          *
Stephen A. Lasher...........................................          22,500          *
William C. O'Malley.........................................          20,150          *
Bradley M. Parro............................................               0          *
Kevin C. Peterson...........................................          42,100          *
Robert B. Suggs.............................................          97,000          *
George C. Yax...............................................         885,000          8.3%
All directors and executive officers as a group (8
  persons)..................................................       1,080,750         10.1%

---------------

 *  Less than one percent.

(1) Includes shares that may be purchased upon the exercise of currently exercisable stock options, as follows: Mr. Cowe, 4,000 shares; Mr. Hebert, 10,000 shares; Mr. Lasher, 7,500 shares; Mr. O'Malley, 7,500 shares; Mr. Peterson, 40,000 shares; all directors and executive officers as a group, 69,000 shares. Does not include 319,000 shares, in the aggregate, held by executive officers subject to options that are not currently exercisable. See "Terms of the Merger -- Treatment of Ceanic Options."

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to the only persons known by Ceanic to have beneficial ownership, as of March 1, 1998, of more than 5% of the outstanding shares of Ceanic Common Stock, other than George C. Yax, whose beneficial ownership and address is disclosed under "Stock Ownership of Directors and Executive Officers." As of March 1, 1998, Ceanic had 10,640,760 shares outstanding. To Ceanic's knowledge, all shares shown as beneficially owned are held with sole voting power and sole dispositive power unless otherwise indicated. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information furnished to Ceanic by the person listed.

                    NAME AND ADDRESS                       SHARES BENEFICIALLY OWNED   PERCENT OF CLASS
                    ----------------                       -------------------------   ----------------
David L. Babson and Company..............................           754,800                  7.1%
  One Memorial Drive
  Cambridge, Massachusetts 02142
Wellington Management Group..............................           587,500(1)               5.5%
  75 State Street
  Boston, Massachusetts

---------------

(1) Of the 587,500 shares, Wellington Management Company has shared voting power over 307,500 shares and shared dispositive power over all 587,500 shares.

SHAREHOLDER PROPOSALS


     If the Merger Agreement is not approved and adopted by Ceanic shareholders, shareholder proposals intended for inclusion in the proxy materials relating to the Ceanic 1999 annual meeting of shareholders (the "1999 Annual Meeting") must be received by Ceanic's corporate secretary at Ceanic's principal executive offices prior to December 9, 1998. Any proxies solicited on behalf of the Ceanic Board for the 1999 Annual Meeting will confer discretionary authority to vote with respect to any matter properly submitted by a shareholder for action at the 1999 Annual Meeting if Ceanic does not receive notice of the matter on or before February 23, 1999.


                              THE PROPOSED MERGER

BACKGROUND OF THE MERGER

     Initial discussions between top level executives of Ceanic and SCSSA occurred on May 5, 1998 in Houston, Texas when Kevin Peterson, Chief Executive Officer, and two other officers of Ceanic met with Bernard Vossier, Chief Executive Officer of SCSSA and two other officers of SCSSA. Discussions at this meeting consisted of exchange of general information about the two companies and areas of possible cooperation between them. There were further conversations between a director of Ceanic and a business associate of his who served on SCSSA's board of directors and on May 15, 1998 when George Yax, Ceanic's Chairman of the Board, and Mr. Peterson met in Ceanic's Houston offices with Mr. Vossier and SCSI's President. Information was exchanged in these conversations regarding SCSSA's interest in acquiring Ceanic and Ceanic's interest in entertaining an offer for such an acquisition. Prior to the May 15 meeting the companies exchanged confidentiality agreements and subsequently in various communications Ceanic supplied written and oral information regarding itself, as SCSSA representatives requested. On May 18, 1998 Ceanic received a written offer from SCSSA of a cash purchase of all outstanding Ceanic shares at a price of $18.75 per share. Negotiations ensued between representatives of the two companies in which both the $18.75 offer and a subsequent $19.75 per share offer were rejected by Ceanic. After further discussions, on June 3, 1998 Ceanic received a written offer of $20.00 per share from SCSSA in the form of a proposed letter of intent. In subsequent conversations that included Mr. Yax and Mr. Vossier, SCSSA made it clear that it would not increase its cash offer beyond $20.00. Other terms of the letter of intent were then discussed and negotiated among representatives of the two companies, including legal counsel. The terms negotiated included the size of the termination fee and the circumstances under which it would be payable, and the circumstances under which the Ceanic Board would be entitled to receive and negotiate a competing offer from a third party, as to which it was agreed that the Ceanic Board could do so in the exercise of its fiduciary duty. The negotiated letter of intent was executed by the parties on June 9, 1998 and a joint press release was issued the following morning, prior to the opening of trading on the Nasdaq National Market. Negotiation of a definitive agreement commenced immediately, and on June 26, 1998 the Merger Agreement was executed by the two companies.

     Prior to the initiation of discussions between Ceanic and SCSSA, Ceanic representatives had discussions concerning various strategic alliances with several corporations, including discussions of sales of business divisions of Ceanic and sale of the entire company. Principal among these were discussions with a competitor of Ceanic's in the Gulf of Mexico diving services market ("Company A"), with which Ceanic had discussions as to business combinations several times in the past, most recently beginning in February 1998. From then until the end of May 1998 discussions were held among various members of management and directors of the two corporations concerning a possible acquisition of Ceanic. In late May Company A indicated first orally and then in writing its interest in acquiring Ceanic in a stock-for-stock transaction evaluated at a maximum of approximately $21.00 per share on the basis of the closing price of Company A stock on the day of the oral indication of interest and approximately $20.25 on the day of the written indication of interest. Management of Ceanic and the Ceanic Board considered that, while this price reflected near maximum value of Ceanic in an acquisition by a strategic acquiror, it was inferior to the all-cash proposal that had been received from SCSSA, primarily because there was doubt that a definitive agreement could be negotiated at the maximum price stated in Company A's proposal and because of the inherent uncertainty as to the ongoing value of Company A stock.

CEANIC'S REASONS FOR THE MERGER; RECOMMENDATION OF THE CEANIC BOARD

     At meetings of the Ceanic Board on June 5 and June 8, 1998 the directors considered and approved the letter of intent that led to the negotiation of the Merger Agreement, and at its meeting on June 25, 1998 the Ceanic Board considered the proposed Merger Agreement. Legal counsel to Ceanic participated in all of these meetings and Morgan Keegan, which had been retained by Ceanic as its financial advisor, was present at the June 25, 1998 meeting. At these meetings, the Ceanic Board discussed extensively the terms of the letter of intent and the definitive Merger Agreement and considered, among other things, management's presentation of the business outlook of Ceanic; the strategic alternatives available to Ceanic, including the SCSSA proposal, the Company A proposal, and remaining independent; and the fairness opinion of Morgan Keegan.

     AT ITS MEETING HELD JUNE 25, 1998, THE CEANIC BOARD UNANIMOUSLY CONCLUDED THAT THE MERGER AND THE MERGER AGREEMENT ARE IN THE BEST INTEREST OF CEANIC SHAREHOLDERS AND RECOMMENDED THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

     The Ceanic Board, in making the determination that the Merger is in the best interest of Ceanic shareholders, considered the following factors, among others:

          The all-cash consideration of $20.00 per share, without interest, for each issued and outstanding share of Ceanic Common Stock (the "Merger Consideration") represents a 29% percent premium over the closing price of Ceanic Common Stock on June 9, 1998, the last trading day before public announcement of the proposed Merger.

          The Ceanic Board's belief that the Merger Consideration represents the highest price that SCSSA would be willing to pay in acquiring Ceanic, which belief resulted in part from the substantial negotiations between Ceanic management and directors, on the one hand, and SCSSA executives, on the other hand.

          The opinion of Morgan Keegan, discussed below, that the Merger Consideration is fair, from a financial point of view, to Ceanic shareholders.

          The Ceanic Board's belief that the Merger Consideration was superior to the indication of interest received from Company A, for which Ceanic, considering its competitive relationship with Company A, would have been a very valuable strategic acquisition.

          While Ceanic's financial prospects appeared favorable, its business is cyclical and subject to many risks and uncertainties, including the uncertainty of continued investment by oil and gas companies in offshore exploration and production. Moreover, in view of Ceanic's need to focus increasingly on deep water activity, heavy capital expenditures would be required, so that Ceanic, if it remained independent, would need in the relatively near future to do an equity offering, the success of which was uncertain in view of recent trends in the equity markets for energy-related companies.

          The fact that the proposed Merger and the $20.00 per share Merger Consideration were publicly disclosed on June 10, 1998 and that, through the time of the June 25, 1998 meeting of the Ceanic Board, no competing offer or proposal of any kind had been received from any third party.

          The provisions of the Merger Agreement are structured (i) to accommodate unsolicited offers from third parties to acquire Ceanic and to permit Ceanic to furnish information to and negotiate with such third parties, to the extent that such actions must be taken by the Ceanic Board to comply with its fiduciary duties; and (ii) to enable the Ceanic Board to terminate the Merger Agreement and accept a financially superior proposal subject to the payment of a termination fee of approximately $6.6 million (see "Terms of the Merger -- Other Acquisition Proposals," "-- Termination" and "-- Termination Fee").

          The financial condition of SCSSA and the fact that the Merger Agreement does not contain a financing condition to the obligation of SCSSA to consummate the Merger.

          That Ceanic shareholders will have, unless the Merger Agreement is approved by 80% or more of Ceanic's total voting power, dissenters' appraisal rights, under which shareholders who comply with the procedural requirements of the Louisiana Act will be entitled to receive payment of the fair cash value of their shares, as determined ultimately by a Louisiana court (see "Dissenters' Rights").

FAIRNESS OPINION OF MORGAN KEEGAN & COMPANY, INC.

     On June 17, 1998, the Ceanic Board retained Morgan Keegan & Company, Inc. ("Morgan Keegan") to render an opinion to the Ceanic Board concerning the fairness, from a financial point of view, to Ceanic shareholders of the consideration to be received by Ceanic shareholders pursuant to the Merger Agreement. Morgan Keegan was retained by Ceanic on the basis of, among other things, its experience and expertise and familiarity with the offshore oil and gas services industry. Morgan Keegan was one of the underwriters of the Ceanic initial public offering of July 1993, and acted as the lead managing underwriter for Ceanic's second public offering in February 1997. As part of its investment banking services, Morgan Keegan is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Morgan Keegan's engagement was limited to rendering the opinion described herein to the Ceanic Board. Morgan Keegan did not provide any services to any other party to the proposed Merger.

     Representatives of Morgan Keegan met with Ceanic management on June 22, 1998 and attended the June 25, 1998 meeting of the Ceanic Board at which the Ceanic directors considered the proposed Merger and approved the Merger Agreement. At such meeting, representatives of Morgan Keegan made presentations and reviewed various aspects of the Merger, including the financial terms and conditions of the Merger.

     At the June 25, 1998 meeting of the Ceanic Board, Morgan Keegan rendered its written opinion to the Ceanic Board to the effect that, as of that date, the consideration to be received by Ceanic shareholders in connection with the Merger was fair, from a financial point of view, to the Ceanic shareholders. The full text of Morgan Keegan's opinion is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix
B. Ceanic shareholders are urged to read the opinion in its entirety for a description of the procedures followed, qualifications made, matters considered and limitations undertaken by Morgan Keegan. The assumptions that Morgan Keegan made for purposes of conducting its analysis are described below.

     MORGAN KEEGAN'S OPINION IS DIRECTED TO THE CEANIC BOARD AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE CEANIC SHAREHOLDERS OF THE CONSIDERATION TO BE RECEIVED BY CEANIC SHAREHOLDERS PURSUANT TO THE MERGER AGREEMENT. MORGAN KEEGAN'S OPINION DOES NOT ADDRESS THE RELATIVE MERITS OF THE MERGER AND THE OTHER BUSINESS STRATEGIES CONSIDERED BY THE CEANIC BOARD, NOR DOES IT ADDRESS THE CEANIC BOARD'S DECISION TO PROCEED WITH THE MERGER. THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CEANIC SHAREHOLDER AS TO HOW SUCH CEANIC SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

     In connection with rendering its opinion, Morgan Keegan: (i) reviewed certain publicly available consolidated financial statements of Ceanic and certain other relevant financial and operating data of Ceanic made available to it from published sources and by Ceanic officers; (ii) reviewed certain internal financial and operating information, including certain projections, relating to Ceanic prepared by Ceanic management; (iii) discussed the business, financial condition and prospects of Ceanic with certain Ceanic officers; (iv) reviewed the financial terms of the Merger; (v) reviewed the financial terms, to the extent publicly available, of certain similar transactions it deemed relevant;
(vi) reviewed certain publicly available information relating to certain companies it deemed appropriate in analyzing Ceanic; (vii) reviewed the trading history of Ceanic Common Stock; (viii) reviewed a draft of the Merger Agreement; and (ix) performed such other analyses and examinations and considered such other information, financial studies, analysis and investigations and financial, economic and market data it deemed relevant.

     Morgan Keegan assumed and relied upon the accuracy and completeness of all the information concerning Ceanic considered by it for purposes of its opinion and did not independently verify any such information. With respect to the financial forecasts and projections made available to Morgan Keegan and used in its analysis, Morgan Keegan assumed that such financial forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of Ceanic management as to the expected future financial performance of Ceanic. Morgan Keegan was not engaged to assess the achievability of such projections or the assumptions on which they were based. Morgan Keegan did not conduct a physical inspection or appraisal of any of the Ceanic assets, properties or facilities, nor was it furnished with any such evaluation or appraisal. Morgan Keegan assumed that the Merger would be consummated on the terms and subject to the conditions described in the Merger Agreement. Morgan Keegan also assumed that all necessary governmental approvals and third party consents would be obtained on terms and conditions that will not have a material adverse effect on Ceanic.

     The following is a summary of analyses presented by Morgan Keegan to the Ceanic Board on June 25, 1998 (the "Morgan Keegan Report") in connection with its opinion.

     Comparable Company Analysis. Morgan Keegan compared selected historical and projected market value multiples of a group of publicly-traded oil service companies that it deemed to be comparable to Ceanic. The group included nine oil service companies that Morgan Keegan considered most comparable to Ceanic based on a variety of criteria (the "Peer Group"). This group consisted of CalDive International, Inc., Global Industries, Ltd., Gulf Island Fabrication, Inc., Halter Marine Group, Horizon Offshore, Inc., J. Ray McDermott, S.A., Oceaneering International, Inc., Stolt Comex Seaway S.A., and UNIFAB International, Inc. No company used in Morgan Keegan's analysis was identical to Ceanic. Accordingly, Morgan Keegan considered the market multiples for the composite of comparable companies to be more relevant than the market multiples of any single company.

     Morgan Keegan calculated a range of implied values based upon the market multiples of companies in the Peer Group and applied them to the historical and projected results of Ceanic to determine a range of implied values for Ceanic Common Stock. Morgan Keegan calculated the multiples of adjusted market value (i.e., equity market capitalization plus debt less cash) to latest twelve months ("LTM") revenues, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), and Earnings Before Interest and Taxes ("EBIT") and multiples of market value (equity market capitalization) to LTM net income, earnings per share ("EPS"), projected EPS and cash flow per share ("CFPS") (based on published third party estimates) for calendar 1998 and 1999, and tangible book value for each of the companies in the Peer Group. Morgan Keegan applied the multiples of the Peer Group companies to Ceanic's LTM revenues, EBITDA, EBIT, net income, and tangible book value. The companies in the Peer Group had multiples ranging from 0.9x to 5.5x LTM revenues, 7.9x to 26.9x LTM EBITDA, 9.3x to 30.3x LTM EBIT, 15.1x to 66.0x LTM net income, and 2.4x to 6.3x LTM tangible book value, with median multiples of 1.4x LTM revenue, 10.1x LTM EBITDA, 16.6x LTM EBIT, 25.9x LTM net income, and 4.3x LTM tangible book value. Morgan Keegan considered revenue and tangible book value less meaningful than the other measures.

     Application of the median Peer Group multiples to Ceanic resulted in an implied equity value per share of Ceanic Common Stock of $14.68 based on LTM revenues, $13.64 based on LTM EBITDA, $5.14 based on LTM EBIT, $10.76 based on LTM net income, and $30.24 based on LTM tangible book value. Thus, after the elimination of the measures that Morgan Keegan considered less meaningful, the median implied equity value per share of Ceanic Common Stock ranged from $5.14 to $13.64.

     Discounted Cash Flow Analysis. Morgan Keegan performed a discounted cash flow analysis to calculate the implied price per share of Ceanic Common Stock based on management's projections through December 31, 2002. Using this information, Morgan Keegan calculated the present value of free cash flows that Ceanic could generate through December 31, 2002 using discount rates ranging from 14.0% to 18.0%. Morgan Keegan also calculated the terminal value of Ceanic in the year 2002 based on multiples ranging from 6.0x to 8.0x discretionary cash flow (net income plus depreciation) and discounted these terminal values using discount rates ranging from 14.0% to 18.0%. Morgan Keegan's judgment concerning the risks associated with the cash flows was a key factor in its determination of an appropriate discount rate to use in its analysis. Among the factors contributing to Morgan Keegan's conclusions about an appropriate discount rate was management's estimated weighted average cost of capital analysis. The sum of the present value of the free cash flows and terminal values less outstanding debt (net of cash) yielded an implied price per share of Ceanic Common Stock ranging from $14.74 to $22.91.

     Inherent in any discounted cash flow valuation are the use of a number of assumptions, including the accuracy of management's projections, and the subjective determination of an appropriate terminal value and discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgments and variables beyond management's control, such as the general economy, world-wide oil and gas prices, adverse weather conditions, and the availability of personnel and equipment, could significantly alter the results of a discounted cash flow analysis.

     Comparable Acquisitions Analysis. To assess market pricing for oil service Company Acquisitions, Morgan Keegan identified 11 acquisition transactions in the oil service company industry completed since June 1, 1996 or currently pending. No transaction identified was considered by Morgan Keegan to be identical to the proposed Merger. Morgan Keegan analyzed the range of LTM revenue, EBITDA, EBIT, net income and book value multiples represented by the purchase price paid in the oil service company transactions it reviewed. The comparable acquisitions in the oil service industry identified by Morgan Keegan had multiples ranging from 0.93x to 8.28x LTM revenues, 6.87x to 20.88x LTM EBITDA, 8.87x to 68.92x LTM EBIT, 0.41x to 48.09x LTM net income, and 1.54x to 5.95x LTM book value, with median multiples of 1.59x LTM revenues, 9.87x LTM EBITDA, 20.78x LTM EBIT, 21.94x LTM net income, and 2.85x LTM book value. Morgan Keegan considered revenues and book value less meaningful than the other measures. Application of such median multiples to Ceanic resulted in an implied equity value per share of Ceanic Common Stock of $16.36 based on LTM sales, $13.33 based on LTM EBITDA, $7.01 based on LTM EBIT, $9.12 based on LTM net income, and $19.91 based on LTM book value. Thus, after the elimination of the measures Morgan Keegan considered less meaningful, the median implied equity value per share of Ceanic Common Stock ranged from $7.01 to $13.33.

     A comparable acquisitions analysis is inherently limited. There are a limited number of comparable transactions, and many of them are not fully disclosed. It may be unclear what "add-backs" or other adjustments buyers made in valuing the targets. In addition, other, non-financial factors can influence a valuation based on comparable acquisitions.

     Leveraged Buyout Analysis. Morgan Keegan also performed a leveraged buyout analysis, which evaluated the purchase price to be paid and hypothetical financing arrangements for the proposed transaction from the perspective of an unaffiliated financial buyer. Morgan Keegan concluded that an equity purchase price per share of Ceanic Common Stock of up to $17.39 could be financed. Management's projections provided the income statement forecasts for 1998-2002, which were used in the leveraged buyout analysis.

     Premium Analysis. Morgan Keegan reviewed publicly-available information concerning premiums paid in two categories of acquisition transactions and derived an implied price per share of Ceanic Common Stock based on the median premiums paid in these transactions. Morgan Keegan reviewed the premiums paid in 24 energy industry transactions completed since January 1, 1997. Morgan Keegan then calculated the median premiums represented by the offer price in those transactions over the market price of the securities four weeks, one week and one day prior to the public announcement of the proposed transaction. The median premiums represented by the purchase prices paid in the energy industry acquisitions reviewed by Morgan Keegan were 26.8% (four weeks prior to announcement), 13.8% (one week prior to announcement) and 12.3% (one day prior to announcement). The implied price resulting from the application of these median premiums to Ceanic ranged from $16.50 to $19.65 per share of Ceanic Common Stock as compared to the Merger consideration of $20.00 per share of Ceanic Common Stock.

     Morgan Keegan also reviewed publicly-available information concerning premiums paid in 24 acquisition transactions completed since January 1, 1997 involving an all-cash purchase price of between $150 million and $300 million. The median premiums over market prices paid in these transactions were 35.4% (four weeks prior to announcement), 35.7% (one week prior to announcement) and 28.9% (one day prior to announcement). Morgan Keegan's analysis of the median premiums paid in the acquisition transactions involving an all-cash purchase price of between $150 million and $300 million indicated an implied value for Ceanic Common Stock ranging from $19.67 to $20.99 per share of Ceanic Common Stock.

     No company or transaction used in the above analyses for comparative purposes is identical to Ceanic. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable company or transaction data.

     The summary of the Morgan Keegan Report set forth above describes all material analyses performed by Morgan Keegan. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Morgan Keegan believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in the Morgan Keegan Report and the Fairness Opinion. In addition, Morgan Keegan may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to represent the actual value of Ceanic.

     In performing its analyses, Morgan Keegan made numerous assumptions with respect to industry performance and general business and economic conditions. Morgan Keegan assumed that long-term growth rates in the oil service industry would not deviate significantly from historic levels, that industry practices with respect to pricing adjustments relating to changes in industry costs would remain consistent with historic practices, that the United States economy would continue to experience a moderate rate of growth over the long-term, that any recession would not be more severe or of longer duration than that experienced in 1991-1992, and that inflation and interest rates would remain within the ranges experienced over the past five years. Many of these factors are beyond the control of Ceanic. The analyses performed by Morgan Keegan are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Morgan Keegan's analysis of the fairness of the consideration to be paid pursuant to the Merger and were provided to the Ceanic Board in connection with the delivery of the Fairness Opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, the Fairness Opinion and presentation to the Ceanic Board was one of many factors taken into consideration by the Ceanic Board in making its determination to approve the Merger Agreement.

     Morgan Keegan has expressed no opinion as to the prices at which Ceanic Common Stock may trade following the date of its opinion.

     Ceanic agreed to pay Morgan Keegan a fee of $150,000 for its services pursuant to an engagement letter between Ceanic and Morgan Keegan. An aggregate of $50,000 was paid upon execution of the engagement letter, and an additional $100,000 was paid upon delivery of the Fairness Opinion. No portion of Morgan Keegan's fee was contingent upon the closing of the transaction or whether Morgan Keegan gave a favorable opinion with respect to a proposed transaction. Ceanic also has agreed to reimburse Morgan Keegan for its reasonable out-of-pocket expenses and to indemnify Morgan Keegan against certain liabilities, including liabilities under the federal securities laws.

THE SCS PARTIES' REASONS FOR THE MERGER


     SCSSA is a leading international provider of high technology underwater construction and pipelaying services to the oil and gas industry. SCSSA has focused primarily in the North Sea, but has expanded into West Africa, Asia Pacific and Brazil in recent years. For 1997, over 61% of its revenue was derived from the North Sea, 18% from West Africa, 9% from Asia Pacific, 2% from the Gulf of Mexico and 10% from South America. In recent years, SCSSA has focused on acquiring and developing technology for carrying out subsea construction projects in very deep waters, down to 10,000 feet. Its customers include major worldwide oil companies, as well as national oil companies and other contractors. Due to increasing interest in exploring oil and gas in the deep waters of the Gulf of Mexico, SCSSA believes that its U.S.-based customers will require the high technology deepwater construction services that SCSSA has developed in order to allow them to exploit competitively deepwater oil and gas producing fields. In addition, it has been SCSSA's experience that customers increasingly ask that contractors provide a wide range of services as well as undertake increasingly technological and capital intensive projects.


     To respond to the growing demand for contractors to provide increasingly complex and wide-ranging projects and services for deepwater field development in the Gulf of Mexico, SCSSA concluded that acquiring or merging with a well-established and well-reputed U.S. and Gulf of Mexico based subsea contractor would provide the best basis for serving U.S.-based oil companies' needs for subsea construction services. On this basis, SCSSA proposed to merge with Ceanic, a well-established and well-reputed subsea contractor in the Gulf of Mexico. Although Ceanic, which has traditionally focused on the large shallow water market segment, has identified the growing deepwater market as a target for expansion, it needs access to new deepwater technology and capital in order to address its customers' deepwater needs. The combination of Ceanic with SCSSA will provide the combined entity with a strong presence in the Gulf of Mexico and will allow it to provide its customers with high technology deepwater construction, pipelaying and inspection services, as well as traditional shallow water services. In addition, it will enable Houston-based customers better access to SCSSA's deepwater technology for projects in other markets such as West Africa and Brazil.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Ceanic shareholders should be aware that certain directors and members of management of Ceanic may be deemed to have certain interests in the Merger in addition to their interests as Ceanic shareholders, as the case may be. The Ceanic Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and in recommending shareholder approval and adoption of the Merger Agreement.


     The SCS Parties have agreed to cause the Surviving Corporation to keep in its Articles of Incorporation the provisions relating to the indemnification of directors and employees currently contained in Ceanic's Articles of Incorporation. See "Terms of the Merger -- Indemnification."


     In addition, certain of Ceanic's senior management will continue to be employed after the Merger and will be entitled to participate in SCSSA's stock option and other benefit plans as employees of the Surviving Corporation.

     The arrangements with respect to the termination of options to purchase SCSSA common stock that will be granted to Kevin C. Peterson, Gordon J. Cowe, and Quinn J. Hebert (who are Ceanic executive officers) will not be the same as those arrangements with other persons who will also be granted options to purchase SCSSA common stock in connection with the Merger. See "Terms of the Merger -- Treatment of Ceanic Options."

                              TERMS OF THE MERGER

     The following is a summary of the material provisions of the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

THE MERGER; EFFECTIVE TIME

     Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Ceanic and the separate corporate existence of Merger Sub will terminate. Ceanic will be the surviving corporation in the Merger, and will continue its corporate existence under the Louisiana Act under the same name as a wholly-owned subsidiary of SCSI. As more fully discussed below, the Articles of Incorporation of Ceanic, as in effect immediately prior to the Effective Time, will be amended to delete Article XI thereof and any references thereto and will be the initial Articles of Incorporation of Ceanic, as the Surviving Corporation; the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, will be the initial By-laws of the Surviving Corporation. The Merger will become effective upon the execution and filing of the Certificate of Merger with the Secretary of State of Louisiana or at such subsequent date or time as shall be agreed by Ceanic and the SCS Parties and be specified in the Certificate of Merger. Such filing will be made or otherwise become effective on the closing date (the "Closing Date"), which Closing Date will be no later than two business days after satisfaction or waiver of the conditions set forth in Article VI of the Merger Agreement or upon such later date as the parties agree.

CONVERSION OF SECURITIES

     Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time each outstanding share of Ceanic Common Stock will be converted into the right to receive $20 in cash per share, without interest. All shares of Ceanic Common Stock that are owned by Ceanic as treasury shares, and any shares of Ceanic Common Stock directly or indirectly owned by the SCS Parties, will be canceled and will cease to exist at the Effective Time and no consideration will be delivered in exchange therefor.

TREATMENT OF CEANIC OPTIONS


     As of July 15, 1998, approximately 1,185,328 shares of Ceanic Common Stock were issuable upon exercise of Ceanic Options, of which 226,246 were exercisable and 959,082 were scheduled to become exercisable in the future. Under the Merger Agreement, one-third ( 1/3) of the portion of each Ceanic Option that is not exercisable on the date of the Effective Time will be accelerated and become exercisable immediately prior to the Effective Time.



     Immediately after the Effective Time, each Ceanic Option to the extent not exercised by the holder thereof will be converted into an adjusted option (an "Adjusted Option") to purchase shares of SCSSA common stock. The number of shares of SCSSA common stock subject to an Adjusted Option and the exercise price of an Adjusted Option will be determined by application of a conversion ratio to the number of shares of Ceanic Common Stock subject to, and the exercise price of, the Ceanic Option to which it relates, respectively. The conversion ratio will be based on the average closing price of SCSSA common stock on the Nasdaq National Market for the twenty trading days immediately preceding the Closing Date, with the intent that the economic position of the Ceanic Options will be preserved in the corresponding Adjusted Options.



     The portion of an Adjusted Option that is derived from the portion of the underlying Ceanic Option that was exercisable immediately prior to the Effective Time (including the portion thereof that was accelerated), to the extent not exercised by the optionholder, will be immediately exercisable, and the remainder of such Adjusted Option will become exercisable in four equal installments on the first four anniversaries of the Closing Date subject to the receipt of any necessary optionholder consents. Except with respect to certain Ceanic executive officers as indicated below, if and when an optionholder's employment with SCSSA is terminated for cause or voluntarily by the optionholder (other than due to retirement in accordance with Ceanic's policy, disability or death), the unexercisable portion of such optionholder's Adjusted Options would be immediately forfeited but, if and when an optionholder's employment with SCSSA is terminated other than involuntarily for cause or voluntarily by the optionholder (other than due to retirement in accordance with Ceanic's policy, disability or death), all of the unexercisable portion of such optionholder's Adjusted Options would be immediately exercisable. With respect to Kevin C. Peterson, Gordon J. Cowe and Quinn J. Hebert (who are Ceanic executive officers), the unexercisable portion of any such executive officer's Adjusted Options would become immediately exercisable if such person's employment with SCSSA is terminated after the first year following the Closing Date for any reason or if such person's employment with SCSSA is terminated during the first year following Closing Date for any reason other than termination by such person without "Good Reason," as defined in the Merger Agreement specifically to that person. In the event of termination by such person without "Good Reason," the unexercisable portion of such person's Adjusted Options would be immediately forfeited.


EXCHANGE OF STOCK CERTIFICATES

     As of the Effective Time, the SCS Parties will deposit with a paying agent designated by the SCS Parties and reasonably acceptable to Ceanic (the "Paying Agent"), for the benefit of Ceanic shareholders, the Aggregate Consideration.

     As soon as practicable after the Effective Time, the SCS Parties shall cause the Paying Agent to mail a form of transmittal letter to the holders of certificates representing shares of Ceanic Common Stock. The form of transmittal letter will contain instructions with respect to the surrender of such certificates in exchange for $20 in cash per share, without interest.

     CEANIC STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD AND SHOULD NOT BE PROVIDED TO THE PAYING AGENT EXCEPT WITH A

TRANSMITTAL FORM, WHICH WILL BE PROVIDED TO CEANIC SHAREHOLDERS FOLLOWING THE EFFECTIVE TIME.

     If a certificate representing shares of Ceanic Common Stock has been lost, stolen or destroyed, the Paying Agent will issue the consideration properly payable in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate and appropriate and customary indemnification.

DIRECTORS AND OFFICERS OF CEANIC

     Pursuant to the Merger Agreement, the initial directors and officers of Ceanic following the Merger, who will serve in each case until their respective successors are duly elected or appointed and duly qualified, will be: Bernard Vossier, Chairman of the Board; Kevin Peterson, Director, President and Chief Executive Officer; Paul Frikstad, Director; Bruno Chabas, Director; Quinn Hebert, Director, Corporate Counsel and Secretary; Brad Parro, Chief Financial Officer and Treasurer; and Gordon Cowe, Vice President - Engineering.

ARTICLES OF INCORPORATION AND BY-LAWS OF CEANIC


     Pursuant to the Merger Agreement, (a) the Articles of Incorporation of Ceanic, as in effect immediately prior to the Effective Time, will be amended to delete Article XI thereof, which limits ownership of Ceanic capital stock by non-United States citizens, and any references thereto and, as so amended, will be the initial Articles of Incorporation of the Surviving Corporation, and (b) the By-laws of Merger Sub, as in effect prior to the Effective Time, will be the initial By-laws of the Surviving Corporation following the Merger. Article XI of the Ceanic Articles of Incorporation as currently in effect limits the ownership or control by one or more Non-U.S. Citizens (as defined therein) of the outstanding Ceanic capital stock in excess of a certain percentage set forth therein. The proposed amendment to the Ceanic Articles of Incorporation as currently in effect would delete those provisions and would provide no limitation on the ownership or control by one or more Non-U.S. Citizens of the outstanding capital stock of the Surviving Corporation.


REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of Ceanic and the SCS Parties regarding, among other things, corporate organization and standing, subsidiaries, corporate power and authority, capitalization, conflicts, consents and approvals, absence of certain changes, taxes and tax returns, compliance with applicable law, this Proxy Statement, litigation, brokerage and finder's fees, the opinion of Morgan Keegan, accounting matters, employee benefit plans, contracts, labor relations, permits, environmental matters and stock ownership in Ceanic. The representations and warranties of each of Ceanic and the SCS Parties will not survive the Merger.

CONDUCT OF BUSINESS PENDING THE MERGER

     During the period from the date of the Merger Agreement to the Effective Time, Ceanic agreed, and agreed to cause each of its subsidiaries, to generally conduct their operations in the ordinary course except as expressly contemplated by the Merger Agreement, including without limitation not to, and not to allow its subsidiaries to, without the prior written consent of the SCS Parties: (i) effect certain actions with respect to its securities; (ii) sell, encumber or otherwise dispose of any material property or assets; (iii) make or propose any changes in its articles of incorporation, by-laws or other organizational documents; (iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of and other person or enter into any confidentiality agreement with any person, other than in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement; (v) incur, or otherwise become liable for, indebtedness other than in the ordinary course of business consistent with past practice, but in no event in excess of $100,000, or guarantee, endorse or otherwise become liable for obligations of any other entity, other than in the ordinary course of business consistent with past practice; (vi) enter into or modify any employment, severance or similar agreements or arrangements with, or otherwise increase the compensation or benefits provided to, any employee other than salary increases and bonuses and severance payments granted to employees who are not officers or directors in the ordinary course of business consistent with past practice; (vii) change its method of doing business or change any method or principle of accounting in a manner that is inconsistent with past practice; (viii) settle any legal action involving an amount in excess of $100,000 other than certain specified Jones Act claims; (ix) modify, terminate, release or assign any material rights or claims with respect to any material contract to which Ceanic is a party; (x) incur or commit to any capital expenditures, obligations or liabilities in respect thereof, other than in the ordinary course of business consistent with past practice, but in no event in excess of $50,000 individually or $250,000 in the aggregate; (xi) take any other action other than as contemplated in "Other Acquisition Proposals" below that would reasonably be expected to prevent or materially delay Ceanic from consummating the transactions contemplated by the Merger Agreement; (xii) fail to take such actions as are in its power and authority that are necessary to render the fair price protection provisions and the control share acquisition provisions of the Louisiana Act inapplicable to the Merger; or (xiii) agree to take any action prohibited by the foregoing.

OTHER ACQUISITION PROPOSALS

     Ceanic has agreed that, during the term of the Merger Agreement, it shall not, and shall not permit any of its directors, officers, employees, agents, affiliates or representatives, directly or indirectly, to (i) initiate contact with, (ii) make, solicit or encourage any inquiries or proposals from, (iii) enter into, or participate in, any discussions or negotiations with, (iv) disclose, directly or indirectly, any information not customarily disclosed concerning the business and properties of Ceanic or its subsidiaries to or (v) afford any access to Ceanic's or its subsidiaries' properties, books and records to any person (other than the SCS Parties or their respective directors, officers, employees, agents and representatives) in connection with any possible proposal relating to (a) the disposition of Ceanic's business or all or substantially all of its assets (except for disposition of assets in the ordinary course of business consistent with past practice), (b) the acquisition of equity or debt securities of Ceanic or its subsidiaries (except in connection with the exercise of options) or (c) the merger, share exchange or business combination, or similar acquisition transaction, of or involving Ceanic or its subsidiaries with any person other than the SCS Parties (each or any combination of the foregoing a ("Ceanic Competing Transaction"); provided that Ceanic may
(1) furnish information (subject to a confidentiality agreement in reasonably customary form) to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Ceanic Competing Transaction if and so long as the Ceanic Board determines in good faith, based upon advice of its outside legal counsel, that failing to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Ceanic Board and
(2) take a position with respect to the Merger or a Ceanic Competing Transaction, or amend or withdraw such position, in compliance with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Ceanic Competing Transaction. Ceanic also agreed to advise the SCS Parties immediately of the receipt of any inquiries or proposals relating to a Ceanic Competing Transaction and promptly furnish to the SCS Parties in writing all the relevant details of any such proposal or inquiry.

INDEMNIFICATION

     After the Effective Time, the SCS Parties will cause the Surviving Corporation to indemnify and hold harmless the current directors and officers of Ceanic for actions, errors or omissions prior to the Effective Time to the same extent that such directors and officers are currently entitled to indemnification under Ceanic's Articles of Incorporation and By-laws.

SPECIAL MEETING


     The Merger Agreement provides that Ceanic will duly call, give notice of, convene and hold a meeting of its shareholders, to be held as promptly as practicable following the date of the Merger Agreement, for the purpose of obtaining the requisite shareholder approval and adoption in connection with the Merger Agreement and the Merger. Ceanic also agreed that the Ceanic Board will
(i) recommend that its shareholders approve such matters and (ii) use reasonable best efforts to obtain any necessary approvals by its shareholders.

CONDITIONS TO THE MERGER

     The respective obligations of each party to consummate the Merger are generally subject to fulfillment of the following conditions: (i) no order or decree that prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority (as defined in the Merger Agreement) that prevents the consummation of the Merger; (ii) all material consents, approvals, permits or authorizations required to be obtained prior to the Effective Time from any Governmental Authority shall have been obtained; (iii) the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement shall have been approved and adopted by the Ceanic shareholders; and (iv) no Action (as defined in the Merger Agreement) shall have been instituted by any Governmental Authority that seeks to prevent consummation of the Merger, or that seeks material damages, shall continue to be outstanding.

     The obligations of Ceanic to consummate the Merger shall be subject to the fulfillment of the following conditions unless waived by Ceanic: (i) the representations and warranties of the SCS Parties shall be true and correct on the date of the Merger Agreement and on and as of the Closing Date and (ii) each of the SCS Parties shall have performed in all material respects each of its obligations under the Merger Agreement.

     The obligations of the SCS Parties to consummate the Merger and the other transactions contemplated hereby shall be generally subject to the fulfillment of the following conditions unless waived by the SCS Parties: (i) the representations and warranties of Ceanic shall be true and correct on the date of the Merger Agreement and on and as of the Closing Date; (ii) Ceanic shall have performed in all material respects each of its obligations under the Merger Agreement; (iii) Ceanic shall not have suffered or incurred any material liability, adverse change or damage to assets; (iv) all consents, waivers and approvals of third parties required in connection with the transactions contemplated by the Merger Agreement shall have been obtained; (v) the SCS Parties shall have received an opinion of Jones, Walker, Poitevent, Carrere & Denegre, L.L.P., substantially in the form of Exhibit 6.3(e) to the Merger Agreement; and (vi) Mr. Yax shall have delivered the Voting Agreement (the form of which is attached as Exhibit 6.3(f) to the Merger Agreement) pursuant to which he agreed, so long as the Merger Agreement has not been terminated, to vote his shares of Ceanic Common Stock for approval and adoption of the Merger Agreement and the Merger, and granted SCSI a proxy to so vote his shares.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of the Merger Agreement by Ceanic shareholders: (i) by mutual consent of Ceanic and the SCS Parties; (ii) by either Ceanic or the SCS Parties if any permanent injunction or other order or decree of a court or other competent Governmental Authority preventing the consummation of the Merger shall have become final and nonappealable; (iii) by either Ceanic or the SCS Parties if the Merger shall not have been consummated before December 31, 1998; (iv) by Ceanic or the SCS Parties if at the Special Meeting the requisite vote of Ceanic shareholders to approve the Merger and the transactions contemplated by the Merger Agreement shall not have been obtained;
(v) by Ceanic or the SCS Parties if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach is not cured within 10 days following written notice, or which breach, by its nature, cannot be cured prior to the Closing (as defined in the Merger Agreement), but only if such breach would constitute a failure of a condition to closing; (vi) by Ceanic if the Ceanic Board shall determine to engage in a Ceanic Competing Transaction and Ceanic shall have delivered to the SCS Parties a written notice of the determination by the Ceanic Board to terminate the Merger Agreement pursuant to this clause; provided, however, that Ceanic may not terminate the Merger Agreement pursuant to this clause unless (a) five business days shall have elapsed after delivery to the SCS Parties of such notice, (b) at the end of such five business day period the Ceanic Board shall continue to believe that the failure to engage in such Ceanic Competing Transaction would reasonably be expected to be a breach of the fiduciary duties of the Ceanic Board (after giving effect to any adjustment to the terms and conditions of such transactions proposed by the SCS Parties in response to such Ceanic Competing Transaction) and (c) at the time of such termination, Ceanic shall have paid to the SCS Parties the

Termination Fee; or (vii) by the SCS Parties if (a) the Ceanic Board shall not have recommended the Merger to Ceanic shareholders, or shall have materially modified or rescinded its recommendation of the Merger to Ceanic shareholders, or shall have modified or rescinded its approval of the Merger Agreement, or shall have resolved to do any of the foregoing, (b) a tender offer or exchange offer for 20% or more of the outstanding capital stock of Ceanic is commenced, and the Ceanic Board shall have failed to recommend against the shareholders of Ceanic tendering their shares into such tender offer or exchange offer or (c) any person or group of persons other than SCSSA or any of its affiliates acquires more than 20% of the outstanding capital stock of Ceanic.

EXPENSES

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such costs and expenses.

TERMINATION FEE


     If the Merger Agreement is terminated: (i) by Ceanic or the SCS Parties because at the Special Meeting the requisite vote of Ceanic shareholders to approve the Merger and the transactions contemplated by the Merger Agreement shall not have been obtained and either (a) Ceanic enters into a definitive agreement with respect to a Ceanic Competing Transaction within six months following such termination and such Ceanic Competing Transaction is thereafter consummated, or (b) a Ceanic Competing Transaction is consummated within six months following such termination; (ii) by Ceanic if the Ceanic Board determines to engage in a Ceanic Competing Transaction, provided, that SCS shall have five days to respond to the terms and conditions of the proposed Ceanic Competing Transaction and that after such five-day period, the Ceanic Board shall believe that the failure to engage in the Ceanic Competing Transaction would reasonably be expected to be a breach of the Ceanic Board's fiduciary duties to Ceanic (after giving effect to any adjustment to the terms and conditions of such transactions proposed by the SCS Parties in response to such Ceanic Competing Transaction); or (iii) by the SCS Parties because (a) the Ceanic Board shall have materially modified or rescinded its recommendation of the Merger or its approval of the Merger Agreement, (b) a tender offer or exchange offer for 20% or more of the outstanding capital stock of Ceanic is commenced, and the Ceanic Board shall have failed to recommend against the shareholders of Ceanic tendering their shares into such tender offer or exchange offer, or (c) any person or group of persons other than SCSSA or any of its affiliates acquires more than 20% of the outstanding capital stock of Ceanic, then in any such case Ceanic will pay to the SCS the Termination Fee, which is equal to three percent (3%) of the product of (i) the sum of the total number of issued and outstanding shares of Ceanic Common Stock as of the date of termination plus the total number of shares of Ceanic Common Stock issuable upon the exercise of outstanding options as of the date of termination, multiplied by (ii) U.S. $20.00 (approximately $6.6 million).


AMENDMENT AND WAIVER

     The Merger Agreement may be amended by the parties thereto, at any time before or after approval and adoption of the Merger Agreement by the Ceanic shareholders, but after such approval or authorization, no amendment shall be made that by law requires further approval by the Ceanic shareholders without such further approval. Notwithstanding the foregoing, the Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

     At any time prior to the Effective Time, the SCS Parties (with respect to Ceanic) and Ceanic (with respect to the SCS Parties) may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of such party, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party thereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

REGULATORY APPROVALS

     Consummation of the Merger is conditioned upon the expiration or early termination of the waiting period applicable under the HSR Act. Ceanic and the SCS Parties are not aware of any material governmental or regulatory approvals required to be obtained for consummation of the Merger, other than compliance with federal securities laws and with state securities "Blue Sky" laws.

ACCOUNTING TREATMENT

     It is intended that the SCS Parties will account for the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 and, without limitation, the FASB, Accounting Standards, FASB EITF Abstracts, FASB Bulletins and SEC Accounting Bulletins and Accounting Series Release relating thereto. The effect of purchase accounting treatment is that the acquired assets and assumed liabilities will be recorded at their fair values at the Effective Time. Any excess of consideration paid by the SCS Parties over the estimated fair value of Ceanic's assets will be recorded as goodwill.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a discussion of the material federal income tax consequences of the Merger to the Ceanic shareholders. The discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, current administrative rulings and court decisions that are in effect on the date of this Proxy Statement. All of the foregoing are subject to change and any such change could be made with retroactive effect and/or affect the continuing validity of this discussion. Ceanic and the SCS Parties have not sought, and will not seek, any rulings from the Internal Revenue Service with respect to any of the matters discussed herein.

     The receipt of cash pursuant to the Merger (including any cash amounts received by dissenting shareholders pursuant to the exercise of dissenters' rights) will be a taxable transaction for federal income tax purposes under the Code. In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the cash received by the shareholder pursuant to the Merger Agreement and the shareholder's adjusted tax basis in the shares of Ceanic Common Stock surrendered pursuant to the Merger Agreement. Any such gain or loss will be capital gain or loss, provided the Ceanic Common Stock is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Proxy Statement provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28% with respect to Ceanic Common Stock held more than one year but not more than 18 months, and of 20% with respect to Ceanic Common Stock held more than 18 months. The recently adopted Conference Agreement on H.R. 2676, the IRS Restructuring and Reform Act of 1998, provides for a reduction of the 18-month holding period for the 20% capital gains tax rate to 12 months. It cannot currently be predicted whether or when this Conference Agreement might be passed by the Congress, signed by the President and become effective. No such rate differential exists for corporations, however, the distinction between a capital gain or loss and ordinary income or loss remains relevant to corporate taxpayers for other purposes.

     Payments in connection with the Merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the shareholder fails to furnish such shareholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely a creditable advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Shareholders should consult with their own tax advisors as to the qualifications and procedures for exemption from backup withholding.

                               DISSENTERS' RIGHTS

     Unless the Merger is approved by the holders of at least 80% of the total voting power of Ceanic, Section 131 of the Louisiana Act allows a shareholder of Ceanic who objects to the Merger and who complies with the provisions of that section to dissent from the Merger and to have paid to him in cash the fair cash value of his shares of Ceanic Common Stock as of the day before the Special Meeting, as determined by agreement between the shareholder and the Surviving Corporation or by the state district court for the Parish of Lafayette, State of Louisiana, if the shareholder and the Surviving Corporation are unable to agree upon the fair cash value.

     To exercise the right of dissent, a shareholder (i) must file with Ceanic a written objection to the Merger prior to or at the Special Meeting and (ii) must also vote his shares (in person or by proxy) against the Merger at the Special Meeting. Neither a vote against the Merger nor a specification in a proxy to vote against the Merger will in and of itself constitute the necessary written objection to the Merger. Moreover, by voting in favor of, or abstaining from voting on, the Merger, or by returning the enclosed proxy without instructing the proxy holders to vote against the Merger, a shareholder waives his rights under Section 131. The right to dissent may be exercised only by the record owners of the shares and not by persons who hold shares only beneficially. Beneficial owners who wish to dissent to the Merger should have the record ownership of the shares transferred to their names or instruct the record owner to follow Section 131's procedure on their behalf.

     If the Merger is approved by less than 80% of the total voting power of Ceanic, then promptly after the Effective Time, written notice of the consummation of the Merger will be given to each former shareholder of Ceanic who filed a written objection to the Merger and voted against it. Within 20 days after the mailing of such notice, the shareholder must file with the Surviving Corporation a written demand for payment for his shares at their fair cash value as of the day before the Special Meeting and must state the amount demanded and a post office address to which the Surviving Corporation may reply. He must also deposit the certificate(s) formerly representing his shares of Ceanic Common Stock in escrow with a bank or trust company located in Lafayette Parish, State of Louisiana. With the above-mentioned demand, the shareholder must also deliver to the Surviving Corporation the written acknowledgment of such bank or trust company that it holds the certificate(s), duly endorsed and transferred to the Surviving Corporation, upon the sole condition that the certificate(s) will be delivered to the Surviving Corporation upon payment of the value of the shares in accordance with Section 131.

     Unless the shareholder objects to and votes against the Merger, demands payment, deposits his certificates and delivers the required acknowledgment in accordance with the aforementioned procedures and within the time periods set forth above, the shareholder will conclusively be presumed to have acquiesced to the Merger and will forfeit any right to seek payment pursuant to Section 131.

     If the Surviving Corporation does not agree to the amount demanded by the shareholder, or does not agree that payment is due, it will, within 20 days after receipt of such demand and acknowledgment, notify such shareholder in writing of either (i) the value it will agree to pay or (ii) its belief that no payment is due. If the shareholder does not agree to accept the offered amount, or disagrees with the Surviving Corporation's assertion that no payment is due, he must, within 60 days after receipt of such notice, file suit against the Surviving Corporation in the state district court for the Parish of Lafayette, State of Louisiana, for a judicial determination of the fair cash value of the shares. Any shareholder entitled to file such suit may, within such 60-day period but not thereafter, intervene as a plaintiff in any suit filed against the Surviving Corporation by another former shareholder of the Company for a judicial determination of the fair cash value of such other shareholder's shares. If a shareholder fails to bring or to intervene in such a suit within the applicable 60-day period, he will be deemed to have consented to accept the Surviving Corporation's statement that no payment is due or, if the Surviving Corporation does not contend that no payment is due, to accept the amount specified by the Surviving Corporation in its notice of disagreement.

     If upon the filing of any such suit or intervention the Surviving Corporation deposits with the court the amount, if any, that it specified in its notice of disagreement, and if in that notice the Surviving Corporation offered to pay such amount to the shareholder on demand, then the costs (not including legal fees) of the suit or intervention will be taxed against the shareholder if the amount finally awarded to him, exclusive of interest and costs, is equal to or less than the amount so deposited; otherwise, the costs (not including legal fees) will be taxed against the Surviving Corporation.

     Upon filing a demand for the value of his shares, a shareholder ceases to have any rights of a shareholder except the rights created by Section 131. The shareholder's demand may be withdrawn voluntarily at any time before the Surviving Corporation gives its notice of disagreement, but thereafter only with the written consent of the Surviving Corporation. If withdrawn, or if the shareholder otherwise loses his dissenters' rights, he will be restored to his rights as a shareholder as of the time of filing of his demand for fair cash value.

     Dissenting shareholders of Ceanic should send any communications regarding their rights to Quinn J. Hebert, Corporate Counsel and Secretary, Ceanic Corporation, 900 Town & Country Lane, Suite 400, Houston, Texas 77024. All such communications should be signed by or on behalf of the dissenting shareholder in the form in which his shares are registered on the books of Ceanic.

     The foregoing summary of Section 131 of the Louisiana Act is necessarily incomplete and is qualified in its entirety by reference to excerpts from that section set forth herein as Appendix C.

                RELATIONSHIPS BETWEEN CEANIC AND THE SCS PARTIES


     Ceanic made in favor of an affiliate of the SCS Parties a $5.0 million unsecured promissory note with a seven-day term on July 6, 1998 that contained a negative pledge and other customary covenants. The promissory note was repaid with proceeds borrowed by Ceanic from an affiliate of the SCS Parties under a $15.0 million secured credit facility that was entered into on July 13, 1998. The remaining proceeds of the secured credit facility will be used to finance the acquisition of certain waterborne vessels and to fund general corporate expenses. Security for the credit facility is provided by first priority preferred ship mortgages on two ships owned by a subsidiary of Ceanic, by a corporate guaranty from such Ceanic subsidiary and by security interests in four remotely-operated underwater vehicles owned by Ceanic. The credit facility contains customary loan-related covenants, negative pledges and agreements. Additional security for the credit facility may be provided by a ship mortgage on one additional ship that is expected to be acquired by Ceanic in the near future.


                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Ceanic financial statements for 1997 were audited by the firm of Price Waterhouse LLP. Representatives of Price Waterhouse LLP are not expected to be present at the Special Meeting, but will be available to respond to appropriate questions in writing.

                          INFORMATION REGARDING CEANIC

     Ceanic provides subsea services and products including field development services to the offshore oil and gas industry as well as industrial and governmental customers in the Americas region, Europe Africa region and Asia Pacific region. Ceanic's services are provided through approximately 550 divers, tenders, diving supervisors, vessel captains and crewmen and are supported by a Ceanic-owned fleet of 21 diving support vessels ("DSVs"), 16 of which operate in the Gulf of Mexico. Based upon the number of divers employed, the size of its DSV fleet and the number of customers served, Ceanic believes that it is the leading provider of diving services in the Gulf of Mexico.


                     INFORMATION REGARDING THE SCS PARTIES


     SCSSA is a leading worldwide subsea services contractor, providing technologically sophisticated subsea engineering, flexible and rigid flowline lay and subsea construction, inspection, maintenance and repair services to its customers in the offshore oil and gas industry. SCSSA's services cover all phases of offshore oil and gas operations from exploration to decommissioning. SCSSA operates today predominantly in Europe, the Middle East, West Africa, Asia Pacific, South America and Mexico. SCSI is an indirect wholly-owned subsidiary of SCSSA and markets various services for subsidiaries of SCSSA. Merger Sub is a wholly-owned corporation recently organized by SCSI in Louisiana for the purpose of effecting the Merger. It has no material assets and is not engaged in any material activities, except in connection with the Merger and the transactions contemplated thereby.

     The registered office of SCSSA is located at 11, rue Aldringen, Luxembourg and it is registered in the Companies' Registrar of the Luxembourg District Court under the designation "R.C. Luxembourg B 43172." SCSSA's principal executive offices are c/o Stolt Comex Seaway M.S. Ltd., Bucksburn House, Howes Road, Bucksburn, Aberdeen AB21 9RQ, Scotland, where its telephone number is (44) 1224-718200. The principal executive offices of SCSI and Merger Sub are located at 1340 Poydras Street, Suite 2100, New Orleans, Louisiana 70112, where the telephone number is (504) 566-1900.


     SCSSA will finance the payment of the Merger Consideration from loan availability under SCSSA's current credit facilities from external banks and from additional funding made available by Stolt-Nielsen S.A., a Luxembourg corporation and owner of approximately 60% of the voting interest of SCSSA.


                                    EXPERTS

     The consolidated financial statements of Ceanic as of December 31, 1996 and 1997, for each of the two years in the period ended December 31, 1997, for the year ended October 31, 1995 and for the two months ended December 31, 1995 incorporated by reference in this Proxy Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION


     Ceanic and the SCS Parties are currently subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). All such information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004. The Commission maintains a site on the World Wide Web that contains certain documents filed with the Commission electronically. The address of such site is http://www.sec.gov. In addition, Ceanic Common Stock and the common shares and American Depository Shares representing Class A shares of SCSSA are listed for quotation on The Nasdaq National Market and such statements, reports and other information concerning Ceanic and SCSSA may also be inspected at the offices of The Nasdaq Stock Market, Inc., Nasdaq Regulatory Filings, 1735 K Street, N.W., Washington, D.C. 20006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Ceanic incorporates herein by reference the following documents filed by it with the Commission (File No. 0-22032) pursuant to the Exchange Act: (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (iii) its Current Report on Form 8-K filed on March 3, 1998; (iv) its Current Report on Form 8-K filed on June 2, 1998; and (v) all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Special Meeting.

     This Proxy Statement incorporates documents by reference that are not presented herein or delivered herewith. Ceanic hereby undertakes to provide without charge to each person, including any beneficial owner of Ceanic Common Stock to whom a copy of this Proxy Statement has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above that have been or may be incorporated in this Proxy Statement by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for any such Ceanic documents should be directed to Ceanic Corporation, 900 Town & Country Lane, Suite 400, Houston, Texas 77024, telephone number (713) 430-1100. To ensure delivery of the documents prior to the Special Meeting, requests should be received on or before August 7, 1998.

                                   APPENDICES

                   APPENDIX A -- AGREEMENT AND PLAN OF MERGER

        APPENDIX B -- FAIRNESS OPINION OF MORGAN KEEGAN & COMPANY, INC.

APPENDIX C -- EXCERPT FROM SECTION 131 OF THE LOUISIANA BUSINESS CORPORATION LAW

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            STOLT COMEX SEAWAY S.A.
                            STOLT COMEX SEAWAY INC.
                              CC ACQUISITION CORP.

                                      AND

                               CEANIC CORPORATION

                           DATED AS OF JUNE 26, 1998

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
CEANIC CORPORATION..........................................   A-1
ARTICLE I  THE MERGER.......................................   A-4
  1.1   The Merger..........................................   A-4
  1.2   Effective Time......................................   A-4
  1.3   Effects of the Merger...............................   A-4
  1.4   Articles of Incorporation; Bylaws...................   A-5
  1.5   Directors and Officers..............................   A-5
  1.6   Additional Actions..................................   A-5
  1.7   Tax and Accounting Treatment........................   A-5
ARTICLE II  CONVERSION OF SECURITIES........................   A-5
  2.1   Conversion of Capital Stock.........................   A-5
  2.2   Exchange of Certificates............................   A-5
  2.3   Treatment of Stock Options..........................   A-6
  2.4   Dissenting Shares...................................   A-7
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE SCS         A-7
  PARTIES...................................................
  3.1   Organization and Standing...........................   A-7
  3.2   Corporate Power and Authority.......................   A-7
  3.3   Conflicts, Consents and Approvals...................   A-8
  3.4   Brokerage and Finder's Fees.........................   A-8
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...   A-8
  4.1   Organization and Standing...........................   A-8
  4.2   Subsidiaries........................................   A-9
  4.3   Corporate Power and Authority.......................   A-9
  4.4   Capitalization of the Company and its                  A-9
     Subsidiaries...........................................
  4.5   Conflicts, Consents and Approvals...................  A-10
  4.6   Absence of Certain Changes..........................  A-10
  4.7   Company SEC Documents...............................  A-10
  4.8   Undisclosed Liabilities.............................  A-11
  4.9   Taxes...............................................  A-11
  4.10  Compliance with Law.................................  A-11
  4.11  Litigation..........................................  A-12
  4.12  Brokerage and Finder's Fees.........................  A-12
  4.13  Opinion of Financial Advisor........................  A-12
  4.14  Employee Benefit Plans..............................  A-12
  4.15  Contracts...........................................  A-13
  4.16  Labor Relations.....................................  A-14
  4.17  Permits.............................................  A-14
  4.18  Environmental Matters...............................  A-14
  4.19  Year 2000 Readiness.................................  A-15
ARTICLE V  COVENANTS OF THE PARTIES.........................  A-15
  5.1   General Covenants...................................  A-15
  5.2   Covenants of the SCS Parties........................  A-16
  5.3   Covenants of the Company............................  A-16
ARTICLE VI  CONDITIONS......................................  A-19
  6.1   Mutual Conditions...................................  A-19
  6.2   Conditions to Obligations of the Company............  A-19
  6.3   Conditions to Obligations of the SCS Parties........  A-19

                                                              PAGE
                                                              ----
ARTICLE VII  TERMINATION AND AMENDMENT......................  A-20
  7.1   Termination.........................................  A-20
  7.2   Effect of Termination...............................  A-21
  7.3   Amendment...........................................  A-22
  7.4   Extension; Waiver...................................  A-22
ARTICLE VIII  GENERAL PROVISIONS............................  A-22
  8.1   Survival of Representations and Warranties..........  A-22
  8.2   Notices.............................................  A-22
  8.3   Interpretation......................................  A-23
  8.4   Counterparts........................................  A-23
  8.5   Entire Agreement....................................  A-23
  8.6   Third Party Beneficiaries...........................  A-23
  8.7   Governing Law.......................................  A-23
  8.8   Specific Performance................................  A-23
  8.9   Assignment..........................................  A-24
  8.10  Fees and Expenses...................................  A-24
  8.11  Incorporation of Disclosure Schedules...............  A-24
  8.12  Severability........................................  A-24
  8.13  Subsidiaries and Affiliates.........................  A-24
  8.14  Time of Essence.....................................  A-24
  8.15  Post-Closing Agreement of SCS Parties...............  A-24
GLOSSARY....................................................  A-26

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 26th day of June, 1998, by and among Stolt Comex Seaway S.A., a Luxembourg corporation ("SCSSA"), Stolt Comex Seaway Inc., a Delaware corporation and indirect wholly-owned subsidiary of SCSSA ("SCSI") and CC Acquisition Corp., a Louisiana corporation and wholly-owned subsidiary of SCSI ("Merger Sub", and together with SCSSA and SCSI, the "SCS Parties"), and Ceanic Corporation, a Louisiana corporation formerly known as American Oilfield Divers, Inc. (the "Company").

                                    RECITALS

     A. The SCS Parties desire to combine certain of their business and operations with the business and operations of the Company through the merger (the "Merger") of Merger Sub with and into the Company, with the Company as the surviving corporation, pursuant to which each issued and outstanding share of Company Common Stock (as defined herein) outstanding at the Effective Time (as defined herein) will be converted into the right to receive U.S. Twenty Dollars (US $20.00) per share as more fully provided herein.

     B. The Company desires to combine its business and operations with the business and operations of the SCS Parties, to become a wholly owned subsidiary of SCSI and to have the holders of issued and outstanding shares of Company Common Stock ("Company Shareholders") receive the Aggregate Consideration (as defined herein) as consideration for the contemplated transactions.

     C. The parties intend that the Merger be accounted for under the purchase method of accounting.

     D. The respective Boards of Directors of the SCS Parties and the Company have determined that the Merger, in the manner contemplated herein, is fair to, and in the best interests of, their respective shareholders and, by duly adopted resolutions, have approved and adopted this Agreement.

                               TERMS OF AGREEMENT

     Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions hereof, the Merger shall be consummated, in accordance with the provisions of the Louisiana Business Corporation Law (the "Louisiana Act"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, but in no event later than two business days thereafter (the effective date of the Merger being referred to herein as the "Closing Date"). Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the State of Louisiana. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of Louisiana (the "Louisiana Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the Louisiana Act. The Merger shall become effective (the "Effective Time") when the Certificate of Merger has been filed with and accepted by the Louisiana Secretary of State or at such later time as may be agreed by SCSI and the Company and specified in the Certificate of Merger. Prior to the filing referred to in this Section 1.2, closing (the "Closing") shall be held at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. at 711 Louisiana Street, Suite 1900, Houston, Texas 77002, or such other place as the parties may agree.

     1.3 Effects of the Merger. The Merger shall have the effects set forth in the Louisiana Act.

     1.4 Articles of Incorporation; Bylaws. At the Effective Time, (a) the Company's Amended and Restated Articles of Incorporation, as in effect immediately prior to the Effective Time (the "Company Articles of Incorporation"), shall be amended pursuant to an amendment thereto provided for in the Certificate of Merger to delete Article XI thereof (Limitations on Ownership by Non-U.S. Citizens) and any references thereto, (b) the amended Company Articles of Incorporation shall become the Articles of Incorporation of the Surviving Corporation and (c) the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the initial By-laws of the Surviving Corporation.

     1.5 Directors and Officers. At and after the Effective Time, the directors and officers of the Surviving Corporation shall be the persons listed on
Schedule 1.5, each to hold a directorship or office, as applicable, in accordance with the Articles of Incorporation and the By-laws of the Surviving Corporation, in each case until his/her respective successor is duly elected and qualified.

     1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or otherwise are necessary or desirable to carry out the provisions of this Agreement, the proper officers and directors of SCSI and the Surviving Corporation shall take any and all such necessary actions.

     1.7 Tax and Accounting Treatment. The parties hereto acknowledge and agree that (a) the Merger shall be treated for tax purposes as a taxable sales transaction under the Internal Revenue Code of 1986, as amended (together with the rules and regulations thereunder, the "Code"), and (b) that the Merger shall be accounted for under the purchase method of accounting; provided, however, that none of the parties hereto makes any representation or warranty as to the appropriate tax treatment of the transactions contemplated hereby.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the SCS Parties, the Company or the Company Shareholders:

          (a) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation. Such shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

          (b) Each issued and outstanding share of Company Common Stock shall be converted into the right to receive U.S. Twenty Dollars (U.S. $20.00), without interest.

          (c) For purposes of this Agreement, the term "Aggregate Consideration" shall mean that number of U.S. dollars that is the product of the total number of issued and outstanding shares of Company Common Stock as of the Effective Time multiplied by U.S. Twenty Dollars (U.S. $20.00).

          (d) Each share of capital stock of the Company held in the treasury of the Company or held by SCSI or any of its subsidiaries shall be canceled and retired and no payment shall be made in respect thereof.

     2.2  Exchange of Certificates.

          (a) Payment Fund. Prior to the Effective Time, SCSI shall appoint a paying agent reasonably acceptable to the Company for the purpose of exchanging all issued and outstanding shares of Company Common Stock for the Aggregate Consideration (the "Paying Agent"). At or prior to the Effective Time, SCSI shall deposit the Aggregate Consideration with the Paying Agent, in trust for the benefit of holders of Company Common Stock (the "Payment Fund").

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, SCSI shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as SCSI may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for a pro rata portion of the Aggregate Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the amount of cash that such holder has the right to receive pursuant to Section 2.1(b), after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the amount payable to holders of shares of Company Common Stock. In the event of a transfer of ownership of shares of Company Common Stock that is not registered on the transfer records of the Company, a check for the proper amount to be paid may be issued to such transferee if the Certificate representing such shares of Company Common Stock held by such transferee is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender U.S. Twenty Dollars (U.S. $20.00) per share of Company Common Stock as provided in this Article II.

          (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no distribution or payment shall be made to any such holder until the holder shall surrender such Certificate as provided in Section 2.2(b) and then the holder shall be entitled only to such consideration as is provided for in Section 2.1(b).

          (d) No Further Ownership Rights in Company Common Stock. All amounts paid upon surrender of Certificates in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such shares of Company Common Stock represented thereby, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in Section 2.2(b).

          (e) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to Company Shareholders for six months after the Effective Time shall be delivered to SCSI or the Surviving Corporation, upon demand thereby, and holders of shares of Company Common Stock who have not theretofore complied with this Section 2.2 shall thereafter look only to SCSI for payment.

          (f) No Liability. None of SCSI, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any shares of Company Common Stock (or dividends or distributions with respect thereto) or payment from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any payment in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined herein)), any such payment in respect of such Certificate shall, to the extent permitted by Applicable Law (as defined herein), become the property of SCSI, free and clear of all claims or interest of any person previously entitled thereto.

          (g) Investment of Payment Fund. The Paying Agent shall invest the Aggregate Consideration included in the Payment Fund, as directed by SCSI, on a daily basis. Any interest and other income resulting from such investments shall be paid to SCSI. In the event the Payment Fund shall realize a loss on any such investment, SCSI shall promptly thereafter deposit, or cause to be deposited, in such Payment Fund on behalf of the Surviving Corporation cash in an amount equal to such loss.

     2.3 Treatment of Stock Options. The Company's various stock option plans and options issued and outstanding thereunder shall be treated as is set forth on Schedule 2.3 hereto.

     2.4 Dissenting Shares. If it is determined that Section 131 of the Louisiana Act ("Section 131") is applicable, then:

          (a) Notwithstanding any other provisions of this Agreement to the contrary, if the Merger is approved by less than 80% of the total voting power of the Company, then shares of Company Common Stock that are outstanding immediately prior to the Effective Time and as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 131 (collectively, the "Dissenting Shares") shall not be converted into the right to receive a portion of the Aggregate Consideration as contemplated by Section 2.1(b). The holders of the Dissenting Shares who comply with the requirements of Section 131 shall be entitled to receive payment of the fair cash value of such Dissenting Shares held by them in accordance with the provisions of Section 131, except that all shares of Company Common Stock held by shareholders who shall have failed to perfect or who effectively shall have withdrawn, forfeited or lost their rights to receive payment of the fair cash value of such shares of Company Common Stock under Section 131 shall thereupon be deemed to have been converted into the right to receive a portion of the Aggregate Consideration, in the manner contemplated by Section 2.1(b).

          (b) The Company shall give SCSI prompt notice of any demands for the fair cash value of shares, withdrawals of such demands, and any other instruments served pursuant to the Louisiana Act and received by Company and relating thereto. Company and SCSI shall jointly direct all negotiations and proceedings with respect to demands for the fair cash value of shares under Section 131. Neither Company nor SCSI shall, except with the prior written consent of the other or except as otherwise required by law, make any payment with respect to any demands for the fair cash value of shares, or offer to settle, or settle, any such demands.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SCS PARTIES

     Except as set forth in the disclosure schedule delivered by the SCS Parties to the Company dated as of the date hereof and attached hereto (the "SCS Parties Disclosure Schedule") (each section of which limits or qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the SCS Parties hereby represent and warrant to the Company as follows:

     3.1 Organization and Standing. Each of the SCS Parties is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. All of the outstanding shares of the capital stock of Merger Sub will be directly owned by SCSI.

     3.2  Corporate Power and Authority.

          (a) Each of SCSSA and SCSI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of SCSSA and SCSI and the consummation by SCSSA and SCSI of the transactions contemplated hereby have been duly authorized by the Board of Directors of SCSSA and SCSI. This Agreement has been duly executed and delivered by each of SCSSA and SCSI and constitutes a valid and binding obligation of each of SCSSA and SCSI, enforceable against each of SCSSA and SCSI in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant on the part of the Company of good faith and fair dealing.

          (b) At or prior to Closing, Merger Sub will have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby will have been duly authorized by the Board of Directors of Merger Sub and by SCSI as the sole shareholder of Merger Sub at or prior to Closing. This Agreement will have been duly executed and delivered by Merger Sub and will constitute a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant on the part of the Company of good faith and fair dealing.

     3.3 Conflicts, Consents and Approvals. Neither the execution and delivery of this Agreement by the SCS Parties nor the consummation of the transactions contemplated hereby will (except where, in the aggregate, it would not have a material adverse effect on the SCS Parties or prevent the consummation of the transactions contemplated hereby):

          (a) conflict with or violate any provision of the Articles of Incorporation or By-laws (or any similar organizational document) of any of the SCS Parties;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any of the SCS Parties under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, Contract (as herein defined), undertaking, agreement, lease or other instrument or obligation to which any of the SCS Parties is a party or by which any of their respective properties or assets may be bound;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to the SCS Parties or their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by the SCS Parties with any third party or any foreign, federal, state or local court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) actions required, if any, by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement.

     3.4 Brokerage and Finder's Fees. None of the SCS Parties has incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. None of the SCS Parties is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments from the SCS Parties in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule delivered by Company to SCSI dated as of the date hereof and attached hereto (the "Company Disclosure Schedule") (each section of which limits or qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Company hereby represents and warrants to the SCS Parties as follows:

     4.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on the Company. The copies of the Articles of Incorporation and By-laws (or similar organizational documents) of the

Company, which have previously been made available to the SCS Parties, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     4.2 Subsidiaries. As of the date hereof, other than immaterial interests, the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. Each of the entities listed on Section 4.2 to the Company Disclosure Schedule (individually a "Subsidiary" and collectively the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each Subsidiary is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on the Company. The Company is the sole legal, beneficial and record owner, directly or indirectly, of all outstanding capital stock of the Subsidiaries, all of which are owned by the Company free and clear of all liens, claims and encumbrances. The Subsidiaries have no assets or liabilities, and are not parties to any agreements or Contracts, other than (i) those reflected on the Company's consolidated financial statements for the three month period ended March 31, 1998 and (ii) those that would not have a material adverse effect on the Company or any of its Subsidiaries.

     4.3 Corporate Power and Authority. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Merger and the adoption and authorization of this Agreement by the shareholders of the Company in accordance with the Louisiana Act and this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the unanimous vote of the Board of Directors of the Company (the "Required Board Vote"). The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company Shareholders for adoption at the Shareholders Meeting (as defined herein) and, except for the approval and adoption of this Agreement by the affirmative vote of the holders of at least two-thirds ( 2/3) of the shares of Company Common Stock in attendance or represented by proxy at such Shareholders Meeting in accordance with Applicable Law (the "Required Shareholder Vote"), no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant on the part of the SCS Parties of good faith and fair dealing.

     4.4 Capitalization of the Company and its Subsidiaries. As of June 26, 1998, Company's authorized capital stock consisted of (a) 35,000,000 shares of common stock, no par value per share ("Company Common Stock"), and (b) 5,000,000 shares of preferred stock, no par value per share ("Company Preferred Stock"), of which (i) 10,674,716 shares of Company Common Stock were issued and outstanding, (ii) 1,194,444 shares of Company Common Stock were issuable upon the exercise of outstanding options, and no shares of Company Common Stock were issuable upon the exercise or conversion of outstanding warrants or convertible securities granted or issuable (on a contingent basis or otherwise) by the Company, and (iii) no shares of Company Preferred Stock were issued and outstanding. Since June 26, 1998, the Company has not issued any shares of its capital stock except upon the exercise of such options, warrants or convertible securities. Each outstanding share of capital stock of the Company and each Subsidiary is duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights. As of the date hereof, other than as set forth above or in the Company SEC Documents (as defined herein), there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by the Company or any Subsidiary of any securities of the Company or any Subsidiary, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary; and neither the Company nor any Subsidiary has any obligation of any kind to issue any additional securities or to pay for securities of the Company or any Subsidiary or any predecessor. The Company has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Company Common Stock.

     4.5 Conflicts, Consents and Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby will (except where, in the aggregate, it would not have a material adverse effect on the Company or prevent the consummation of the transactions contemplated hereby):

          (a) conflict with, or violate any provision of the Articles of Incorporation or By-laws (or any similar organizational document) of the Company or any Subsidiary;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, Contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which any of its properties or assets may be bound;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Subsidiaries or any of its properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by the Company or its Subsidiaries or any of its affiliates with any third party or any Governmental Authority, other than
     (i) authorization of the Merger and the transactions contemplated hereby by Company Shareholders in accordance with Section 5.1(f), (ii) actions required, if any, by the HSR Act and (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement.

     4.6 Absence of Certain Changes. Except as disclosed in the Company SEC Documents filed with the U.S. Securities and Exchange Commission (the "Commission") prior to the date hereof, since January 1, 1998, (a) each of the Company and its Subsidiaries has conducted its business in the ordinary course, consistent with past practice, (b) no event, fact or development has occurred or exists that has or that would reasonably be expected to have, in the aggregate, a material adverse effect on the Company and (c) the Company has not taken any action that would be prohibited by Section 5.3(a).

     4.7 Company SEC Documents. Since January 1, 1995, the Company has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") and the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") (such documents, as supplemented and amended since the time of filing, collectively, the "Company SEC Documents"). The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The consolidated financial statements (including the related notes) of the Company included in the Company SEC Documents were prepared in accordance with generally accepted accounting principles in effect in the United States of America from time to time ("GAAP") applied on a consistent basis during the periods involved (except as indicated in the notes thereto), fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended, are correct and complete in all respects and are consistent with the books and records of the Company and the Subsidiaries.

     4.8 Undisclosed Liabilities. Neither the Company nor the Subsidiaries have any liability (whether asserted or unasserted, liquidated or unliquidated, or due or to become due), except for (a) liabilities set forth on the face of or disclosed in the notes to the balance sheet of the Company for the fiscal period ended March 31, 1998, (b) liabilities that have arisen after March 31, 1998 in the ordinary course of business (none of which is reasonably expected to have a material adverse effect on the Company or (iii) those disclosed in Section 4.11 of the Company Disclosure Schedule.

     4.9 Taxes. Except as set forth in the Company SEC Documents, (a) the Company and each Subsidiary has duly filed all federal and state income tax returns and all other material tax returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by it prior to the date hereof and will file, on or before the Effective Time, all such returns that are required to be filed after the date hereof and on or before the Effective Time, (b) all of the foregoing returns and reports are true and correct in all material respects, and the Company and each Subsidiary has paid or, prior to the Effective Time, will pay all taxes required to be paid in respect of the periods covered by such returns or reports to any foreign, federal, state, local or other taxing authority, (c) the Company and each Subsidiary has paid or made adequate provision (in accordance with GAAP) in the consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Documents for all taxes payable in respect of all periods ending on or prior to the date hereof, (d) neither the Company nor any Subsidiary will have any material liability for any taxes in excess of the amounts so paid or reserves so established and neither the Company nor any Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge and has not requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed,
(e) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against the Company or any Subsidiary for which there are not adequate reserves in its financial statements (in accordance with GAAP), (f) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such tax, (g) the federal income tax returns of the Company and its Subsidiaries have not been audited by the Internal Revenue Service, U.S. Department of the Treasury ("IRS"), (h) neither the Company nor any Subsidiary is or has been a party to any tax sharing agreement with any corporation that is not currently a member of the affiliated group of which the Company or any Subsidiary is currently a member, (i) there are no liens for taxes on any assets of the Company or any Subsidiary (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in its financial statements in accordance with GAAP), (j) the Company and each Subsidiary has withheld and/or paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll taxes required to be withheld (including, without limitation, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and/or paid in connection with amounts paid to any employee, independent contractor, shareholder, creditor or other third party, and (k) neither the Company nor any Subsidiary has filed an election under Section 341(f) of the Code to be treated as a consenting corporation. For purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes including interest and penalties thereon and additions to tax. In addition, the term "tax return" shall mean any return, declaration, statement, report, schedule, certificate, form information return, or any other document (including any related or supporting information) required to be supplied to, or filed with, a taxing authority (foreign or domestic) in connection with taxes.

     4.10 Compliance with Law. The Company and each of its Subsidiaries is in compliance with, and at all times has been in compliance with, all applicable laws, statutes, orders, rules, ordinances and regulations of, policies or guidelines promulgated by, or judgments, decisions or orders entered by, any Governmental Authority (collectively, "Applicable Law") relating to it or its business or properties, except for any such failures to be in compliance therewith that, in the aggregate, would not have a material adverse effect on the Company or any of the Subsidiaries.

     4.11 Litigation. Except as set forth in the Company SEC Documents, there is no suit, claim, action, injunction, order, decree, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries that, in the aggregate, could reasonably be expected to have a material adverse effect on the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is subject to any outstanding order, writ, injunction or decree that, in the aggregate, could reasonably be expected to have a material adverse effect on the Company or any of the Subsidiaries.

     4.12 Brokerage and Finder's Fees. Neither the Company nor the Subsidiaries have incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. The Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments from the Company or the Subsidiaries in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

     4.13 Opinion of Financial Advisor. The Company has received a written fairness opinion from Morgan Keegan & Company, Inc. to the effect that, as of the date hereof, the transactions contemplated by this Agreement are fair to the Company Shareholders from a financial point of view.

     4.14  Employee Benefit Plans.

          (a) For purposes of this Agreement, the following terms have the definitions given below:

             "Company Controlled Group Member" means a member of a group of entities or trades or businesses that is aggregated with and includes Company or any of its Subsidiaries under Code Section 414(b), (c), (m) or (o) and the Treasury Regulations thereunder or under Section 4001 of ERISA.

             "Company Controlled Group Plan" means a Company Plan and any other Plan maintained by or contributed to, at any time within six years prior to the Closing Date, by any Company Controlled Group Member.

             "Company Plans" means all Plans maintained by or contributed to by Company or any of its Subsidiaries or which cover any employees, former employees, retirees, directors or independent contractors of Company or any of its Subsidiaries.

             "Plan" means any bonus, deferred compensation, incentive compensation, stock purchase, restricted stock, stock option, severance, hospitalization or other medical, life or other insurance, employee welfare, supplemental unemployment benefit, profit-sharing, pension or retirement plan, program, agreement or arrangement or any other employee benefit plan, program, agreement or arrangement, including any such plan, program, agreement or arrangement covering retirees or former employees and including without limitation any "employee pension benefit plan" and any "employee welfare benefit plan" as those terms are defined in Section 3 of ERISA.

          (b) Except as set forth in Section 4.14 of the Company Disclosure Schedule, each of the Company Plans is, and has been, adopted and operated in material compliance with its terms and all applicable Laws (including, where applicable, ERISA and the Code), including, without limitation, any requirements regarding funding. No Plan has a trust or corporation associated with it that is described in Code Section 501(c)(9).

          (c) Section 4.14(c) of the Company Disclosure Schedule contains an accurate and complete list of all Company Plans, including a complete and accurate description of all Company Plans that are not in writing. Except as set forth in Section 4.14 of the Company Disclosure Except, neither Company nor any of its Subsidiaries has made any commitment, whether formal or informal, and whether legally binding or not, to create or have liability under any additional Plan, policy or arrangement, or to modify any existing Company Plan. Neither the Company nor any Company Controlled Group Member has ever maintained or contributed to any plan (i) that is subject to Title IV of Section 302 of ERISA or (ii) to which Section 412 of the Code applies.

          (d) With respect to each Company Plan, the Company has heretofore delivered to SCSI true, correct and complete copies of (i) each such Plan, (including any amendments to any such Plans, any related trusts, ancillary documents, summary plan descriptions, written descriptions of any such Plans that are not in writing, insurance policies, investment management agreements or annuity contracts, and any rules or regulations created for use with any such Plans); (ii) the most recent IRS determination letter, if any, with respect to each of such Plans; and (iii) the Form 5500 (including all schedules and attachments), if any, filed with respect to each of such Plans for the most recent two (2) years.

          (e) None of the Company Plans or any trusts relating thereto have engaged in any transaction in connection with which Company or any of its Subsidiaries or any fiduciaries of any Company Plans or related trusts is or could be subject either to a civil penalty or other liability under Sections 502(i), 406 or 409 of ERISA or a tax imposed by Section 4975 of the Code, and no event has occurred and no condition exists with respect to the Company Plans that could subject Company or any of its Subsidiaries to any other tax or penalty under the Code or civil penalty or other liability under ERISA or other laws.

          (f) No litigation or administrative or other proceeding, audit, claim, investigation or other matter (other than routine claims for benefits) is pending or threatened involving any Company Plan.

          (g) Except as set forth in Section 4.14 of the Company Disclosure Schedule, as of the Closing Date all payments (including, without limitation, contributions and premiums) required to have been made to or in connection with Company Plans, by their terms or under ERISA or the Code, with respect to any period prior to such date shall have been timely made in full.

          (h) To the extent applicable, each Company Plan or related trust which is intended to meet the requirements of Section 401(a) or 501(a) of the Code meets such requirements. Except as set forth in Section 4.14 of the Company Disclosure Schedule, with respect to each Company Plan which is intended to meet the requirements of Section 401(a) of the Code, a favorable determination letter has been received from the IRS as to its qualification under such Code Section (including the amendments to the Code made by the Tax Reform Act of 1986 and all subsequent legislation on which a determination letter may be obtained), and each such letter is current and is in full force and effect.

          (i) No Company Plan is subject to Title IV of ERISA or is a defined benefit plan.

          (j) Except as provided by Section 4980B of the Code or Part 6 of Title I of ERISA, there are no health, medical or other welfare benefits or insurance under the Company Plans for current or future retirees or other former employees.

          (k) Neither the Company nor any of its Subsidiaries has any current or future liability with respect to any Company Controlled Group Plan other than the Company Plans.

          (l) Except as set forth in Section 4.14 of the Company Disclosure Schedule, the assets of the Company Plans do not include any "employer securities" or "employer real property" as such terms are defined in
     Section 407 of ERISA. No debt has been incurred by any of the Company Plans, other than liabilities for the payment of benefits or insurance premiums.

          (m) Except as set forth in Section 4.14(b) of the Company Disclosure Schedule, and except as expressly provided in Section 2.3 of this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer, director or independent contractor of Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such person; (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or (iv) in any way result in any additional liability with respect to any Company Plan.

     4.15 Contracts. None of the Company or its Subsidiaries or, to the knowledge of the Company or any of the Subsidiaries, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default by the Company or its Subsidiaries under, any contract, agreement, guarantee, lease or executory commitment

(each a "Contract") to which any of them is a party, except such violations or defaults under such Contracts that, in the aggregate, would not have a material adverse effect on the Company.

     4.16 Labor Relations. There is no unfair labor practice complaint against the Company or any Subsidiaries pending before the National Labor Relations Board ("NLRB") and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiaries, except for any such proceedings that would not have a material adverse effect on the Company. Except as disclosed in Section 4.16 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any Subsidiary.

     4.17 Permits. The Company and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (collectively, "Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

     4.18  Environmental Matters.

          (a) As used herein, the term "Environmental Laws" means all Applicable Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, coastal waters, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes, including petroleum, petroleum based or petroleum-derived products (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all applicable authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, Permits, plans or regulations issued, entered, promulgated or approved thereunder to the extent applicable to the specific operations of the Company.

          (b) Except as set forth in the Company SEC Documents filed with the Commission prior to the date hereof, there are, with respect to the Company, each Subsidiary or any predecessor thereof, no past or present violations of Environmental Laws, releases of any Hazardous Materials into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations that may give rise to any common law environmental liability or any liability under Environmental Laws other than those that, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company, and the Company has not received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing that, if adversely determined, could reasonably be expected to have a material adverse effect on the Company or any of the Subsidiaries. The Company has obtained and is in compliance with all necessary permits or authorizations required under Environmental Laws.

          (c) Except as set forth in the Company SEC Documents filed with the Commission prior to the date hereof, (i) no Hazardous Materials are contained on or about any real or personal property, facilities or equipment currently owned, leased or used by the Company or any of the Subsidiaries and (ii) no Hazardous Materials were released on or about any real or personal property, facilities or equipment previously owned, leased or used by the Company or any Subsidiary during the period the property was so owned, leased or used, other than those that, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company or any of the Subsidiaries.

          (d) To the knowledge of the Company, there has been no release of Hazardous Materials at any disposal or treatment facility which received Hazardous Materials generated by the Company, its subsidiaries or predecessors in interest other than those that, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

          (e) No environmental claims have been asserted against the Company or, to the knowledge of the Company, any subsidiary or predecessor in interest, nor does the Company have knowledge or notice of any threatened or pending environmental claim against the Company, its subsidiaries or predecessors in interest, which is reasonably likely to result in environmental liabilities that have a material adverse effect on the Company.

          (f) The Company represents that it has delivered to the SCS Parties true and complete copies of all environmental reports, studies, investigations or correspondence regarding any environmental liability of the Company, its subsidiaries or predecessors in interest, or any environmental conditions at any of the properties which are, or were previously owned, leased or used by the Company or its Subsidiaries.

     4.19 Year 2000 Readiness. Except as set forth in Section 4.19 of the Company Disclosure Schedule, the information technology currently used in the operations of the Company (whether or not owned or operated by the Company) processes date and time data (including, without limitation, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and through the years 1999 and 2000 including leap years, accurately, continuously, without material degradation in performance and without requiring material intervention or modification.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

     The parties hereto agree as follows with respect to the period from and after the execution of this Agreement:

     5.1  General Covenants.

          (a) General. Each of the parties shall use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement as promptly as possible (including, without limitation, using its reasonable best efforts to cause the conditions set forth in Article VI for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

          (b) Governmental Matters. Each of the parties shall use its reasonable best efforts to take any action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority that it may be required to give, make or obtain.

          (c) Public Announcements. At all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, none of the SCS Parties, Company or any of their affiliates shall issue any press release or make any other public statement or disclosure concerning this Agreement or the Merger without first obtaining the written consent of SCSI if the disclosure is to be made by the Company or any of its affiliates, or of the Company if the disclosure is to be made by SCSI or any of its affiliates, as to the contents, the manner of presentation and the publication thereof; provided, however, that notwithstanding the foregoing, the SCS Parties, Company or any of their affiliates may make any disclosure required by applicable law (as determined by the disclosing party's outside counsel as reflected in a legal opinion, a copy of which shall be furnished promptly to the other parties hereto), provided that such disclosing party shall use its reasonable best efforts to first notify the other parties in writing of the proposed disclosure and provide the other parties with reasonable opportunity to comment on such disclosure.

          (d) Access to Information. Subject to Applicable Law, Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the SCS Parties reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, Contracts, commitments and records and, during such period, Company shall (and shall cause its Subsidiaries to) furnish promptly to the SCS Parties all other information concerning its business, properties and personnel as the SCS Parties shall reasonably request. The parties will hold any such information that is non-public in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated May 18, 1998 between SCSSA and Company (the "Confidentiality Agreement"). Any investigation by the SCS Parties or Company shall not affect the representations and warranties of the SCS Parties or Company, as the case may be.

          (e) Preparation of Proxy Statement. As promptly as practicable following the date hereof, Company shall prepare and file with the Commission preliminary proxy materials which shall constitute the Company's Proxy Statement (such proxy statement, and any amendment or supplements thereto, the "Proxy Statement"). Company agrees that none of the information included or incorporated by reference in the Proxy Statement, at the time of filing thereof and at the time of the Shareholders Meeting (as defined below), will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be responsible for any untrue statement or omission made in reliance upon and in conformity with written information provided by the SCS Parties expressly for use in the Proxy Statement.

          (f) Special Shareholders Meeting. The Company shall duly call, give notice of, convene and hold a special meeting of its shareholders (the "Shareholders Meeting"), to be held as promptly as practicable, for the purpose of obtaining the Required Shareholder Vote to approve this Agreement and the Merger. The Company's Board of Directors shall (i) recommend that the Company Shareholders approve the Agreement and Merger, and (ii) use best efforts to cause the Company to obtain such approval.

          (g) Notification of Certain Matters. Each of the SCS Parties and the Company shall give prompt notice to the other party of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any representation or warranty contained in this Agreement made by such party to be untrue or inaccurate at or prior to the Effective Time, and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.1 shall not limit or otherwise affect the remedies available hereunder to any party.

          (h) Environmental Site Assessment. The SCS Parties shall have the right to conduct an environmental site assessment (the "ESA") of properties owned, leased or used by the Company at its own cost and expense by an independent engineer or professional at any time between the date hereof and the Effective Time and the Company shall with cooperate with and assist the SCS Parties in such endeavor as reasonably requested by the SCS Parties.

     5.2 Covenants of the SCS Parties. During the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1, the SCS Parties shall not, and the SCS Parties shall cause each of their subsidiaries to not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of the Company, conduct its business in a manner or, subject to its fiduciary duties under Applicable Law, take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay the SCS Parties from consummating the transactions contemplated by this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder), including, without limitation, any action that may materially limit or delay the ability of the SCS Parties to consummate the transactions contemplated by this Agreement as a result of antitrust or securities laws or other regulatory concerns.

     5.3  Covenants of the Company.

          (a) Conduct of the Company's and the Subsidiaries' Operations. During the period from the date of this Agreement to the Effective Time, the Company shall conduct its and its Subsidiaries' operations in the ordinary course of business except as expressly contemplated by this Agreement and the transactions contemplated hereby, and shall use its reasonable best efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1, neither the Company nor the Subsidiaries shall, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of
     SCSI:

             (i) take or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock,
        (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire any of its securities (except in connection with the use of shares of capital stock of the Company to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of the Company), (C) grant any person any right or option to acquire any of its securities, (D) issue, deliver or sell or agree to issue, deliver or sell any additional securities (except pursuant to the exercise of outstanding options to purchase Company Common Stock) or amend the terms of any of its securities, or
        (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

             (ii) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets that are material, in the aggregate, except as contemplated by the Company's existing credit facility with First NBC and the credit facility with Heller Financial Leasing, Inc. described in the commitment letter of such firm to the Company dated June 2, 1998 and excepting tax, materialmen's, workmen's and other similar liens arising by action of law with respect to current obligations of the Company;

             (iii) make or propose to amend its Articles of Incorporation, its By-laws or other organizational documents;

             (iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person or enter into any other business combination or confidentiality agreement with any person, other than in connection with this Agreement and the transactions contemplated hereby;

             (v) except as permitted by Section 5.3(a)(ii), incur, create, assume or otherwise become liable for indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice, but in no event in excess of $100,000, or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations of any other individual, corporation or other entity, other than in the ordinary course of business consistent with past practice;

             (vi) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, or otherwise increase the compensation or benefits provided to, any officer, director, consultant or employee other than salary increases and bonuses and severance payments granted to employees who are not officers or directors in the ordinary course of business consistent with past practice, except as may be required by Applicable Law, this Agreement, any applicable collective bargaining agreement or a binding Contract in effect on the date of this Agreement, or adopt any new employee benefit plan;

             (vii) except as required to comply with changes in GAAP, change its method of doing business or change any method or principle of accounting in a manner that is inconsistent with past practice;

             (viii) settle any Actions, whether now pending or hereafter made or brought involving, in any Action or related series of Actions, that individually or in the aggregate are in an amount in excess of

        $100,000, other than those listed in subparagraph 5.3(a)(viii) of
        Section 4.6 of the Company Disclosure Schedule relating to Jones Act claims;

             (ix) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any material Contract (except for Contracts for the sale or purchase of products or services and negotiated with customers or suppliers in the ordinary course of the Company's business and consistent with past practice) to which it is a party or any confidentiality agreement to which it is a party;

             (x) except as contemplated by the Company's Capital Expenditure Budget for 1998 dated June 19, 1998, as previously furnished to SCSSA, incur or commit to any capital expenditures, obligations or liabilities in respect thereof, other than in the ordinary course of business consistent with past practice, but in no event in excess of $50,000 individually or $250,000 in the aggregate;

             (xi) subject to the first sentence of Section 5.3(b), conduct its business in a manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay the Company from consummating the transactions contemplated by this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder), including, without limitation, any action that may materially limit or delay the ability of the Company to consummate the transactions contemplated by this Agreement as a result of antitrust or securities laws or other regulatory concerns;

             (xii) fail to take such actions as are in its power and authority that are necessary to render the fair price protection provisions (La. Rev. Stat. sec.sec. 12:132-134) and the control share acquisition provisions (La. Rev. Stat. sec.sec. 12:135-140.2) inapplicable to the Merger; or

             (xiii) agree to take any action prohibited by the foregoing.

          (b) No Solicitation. The Company agrees that, during the term of this Agreement, it will not negotiate with any person other than the SCS Parties with respect to the acquisition of the Company or its Subsidiaries and it will not, and will not permit any of its officers, directors, employees, affiliates, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) to (i) initiate contact with, (ii) make, solicit or encourage any inquiries or proposals from,
     (iii) enter into, or participate in, any discussions or negotiations with,
     (iv) disclose, directly or indirectly, any information not customarily disclosed concerning the business and properties of the Company or its Subsidiaries to or (v) afford any access to the Company's or its Subsidiaries properties, books and records to any person (other than the SCS Parties or their respective directors, officers, employees, agents and representatives) in connection with any possible proposal relating to (A) the disposition of its respective businesses or all or substantially all of its assets (except for disposition of assets in the ordinary course of business consistent with past practice), (B) the acquisition of equity or debt securities of the Company or its Subsidiaries or (C) the merger, share exchange or business combination, or similar acquisition transaction of or involving the Company or its Subsidiaries with any person other than the SCS Parties (each or any combination of the foregoing a "Company Competing Transaction"); provided that the Company may (x) furnish information (subject to a confidentiality agreement in reasonably customary form) to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Company Competing Transaction if and so long as the Board of Directors of the Company determines in good faith, based upon the written opinion of its outside legal counsel, that failing to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Board and (y) take a position with respect to the Merger or a Company Competing Transaction, or amend or withdraw such position, in compliance with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Company Competing Transaction. From and after the execution of this Agreement, the Company and each of its Subsidiaries will immediately notify SCSI orally, and subsequently confirm in writing, all the relevant details relating to all inquiries and proposals which it may receive relating to any such matters. Subject to the foregoing, the Company will not, and will not permit any of its representatives or Subsidiaries to enter, at any time, into or participate in any discussions or negotiations regarding, or accept, any proposal for a Company Competing Transaction received by them from a third party or that a third party expresses a desire to communicate with them.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 Mutual Conditions. The obligations of the parties hereto to consummate the Merger shall be subject to fulfillment of the following conditions:

          (a) No temporary restraining order, preliminary or permanent injunction or other order or decree that prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority that prevents the consummation of the Merger.

          (b) All material consents, approvals, Permits or authorizations required to be obtained prior to the Effective Time from any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained.

          (c) This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by (i) the Required Board Vote and (ii) the Required Shareholder Vote at the Shareholders Meeting.

          (d) There shall be no continuing or outstanding Action by any Governmental Authority that seeks to prevent consummation of the Merger or that seeks material damages in connection with the transactions contemplated hereby.

     6.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by the
Company:

          (a) The representations and warranties of each of the SCS Parties shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), other than such breaches of representations and warranties that would not have or that would not be reasonably expected to have, in the aggregate, a material adverse effect on the SCS Parties.

          (b) Each of the SCS Parties shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

     6.3 Conditions to Obligations of the SCS Parties. The obligations of the SCS Parties to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by the SCS Parties:

          (a) The representations and warranties of the Company shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), other than such breaches of representations and warranties that would not have or that would not be reasonably expected to have, in the aggregate, a material adverse effect on the Company.

          (b) The Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

          (c) Between the date hereof and the Effective Date, (i) the Company shall not have incurred any material liability, except in the ordinary course of business consistent with past practice, (ii) there shall have been no material adverse change to the financial position or prospects of the Company, (iii) there shall have been no adverse federal, state or local legislative or regulatory change affecting the services, products or business of the Company which would reasonably be expected to have a material adverse effect on the Company and (iv) none of the assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a material adverse effect on the Company.

          (d) All consents, waivers and approvals of third parties required in connection with the transactions contemplated hereby shall have been obtained.

          (e) SCSI shall have received an opinion dated as of the Closing Date of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. substantially in the form of Exhibit 6.3(e).

          (f) George C. Yax shall have executed and delivered a Voting Agreement in substantially the form of Exhibit 6.3(f).

          (g) The Company shall have provided the SCS Parties with satisfactory evidence of good title to all of its vessels.

          (h) If requested by the SCS Parties on or before July 15, 1998, the Company shall have delivered or caused to be delivered to the SCS Parties
     (A) title policies (the "Title Policies") for each parcel of the Company's owned or leased real property, showing fee simple title to the owned properties in the name of the Company as of the Effective Time, subject only to the following exceptions: (i) current real estate taxes not yet due and payable as of the Effective Time and (ii) such other covenants, conditions, easements and exceptions to title as the SCS Parties may approve in writing and (B) an as built survey of each parcel of the Company's owned or leased real property prepared by a registered land surveyor or engineer, licensed in the State in which such property is located, dated on or after the date hereof, and disclosing only such encroachments, overlaps, boundary disputes or gaps or any other matter effecting title or otherwise reasonably expected to interfere with the continued use and enjoyment of such property in the manner in which it is currently being used, as the SCS Parties may approve in writing.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the Required Shareholder Vote:

          (a) by mutual written consent of the SCS Parties and the Company;

          (b) by either the SCS Parties or the Company if any permanent injunction or other order or decree of a court or other competent Governmental Authority preventing the consummation of the Merger shall have become final and non-appealable;

          (c) by either the SCS Parties or the Company if the Merger shall not have been consummated before December 31, 1998, unless extended by the Boards of Directors of both the SCS Parties and the Company (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

          (d) by the SCS Parties or the Company if at the Shareholders Meeting (including any adjournment or postponement thereof) the Required Shareholder Vote to approve the Agreement, the Merger and the transactions contemplated hereby shall not have been obtained;

          (e) by the SCS Parties or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 10 days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing, but only if such breach would constitute a failure of a condition contained in Section
     6.2 or Section 6.3, as applicable;

          (f) by the Company if the Board of Directors of the Company shall determine to engage in a Company Competing Transaction and the Company shall have delivered to the SCS Parties a written notice of the determination by the Company Board of Directors to terminate this Agreement pursuant to this Section 7.1(f); provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(f) unless (i) five business days shall have elapsed after delivery to the SCS Parties of the notice referred to above, (ii) at the end of such five business day period the Company Board of Directors shall continue to believe that the failure to engage in such Company Competing Transaction would reasonably be expected to be a breach of the fiduciary duties of the Board of Directors of the Company (after giving effect to any adjustment to the terms and conditions of such transactions proposed by the SCS Parties in response to such Company Competing Transaction) and (iii) at the time of such termination, the Company shall have paid to the SCS Parties the Termination Fee (as defined herein); or

          (g) by the SCS Parties if (A) the Board of Directors of the Company
     (i) shall not have recommended the Merger to the Company Shareholders, (ii) shall have materially modified or rescinded its approval and recommendation of the Agreement and the Merger to the Company Shareholders, (iii) shall have modified or rescinded its approval of this Agreement or the Merger,
     (iv) shall have entered into an acquisition, merger or similar agreement to effect, or shall have effected, a Company Competing Transaction or (v) shall have resolved to do any of the foregoing or (B)(i) a tender offer or exchange offer for 20% or more of the outstanding capital stock of the Company is commenced, and the Board of Directors of the Company shall have failed to recommend against the shareholders of the Company tendering their shares into such tender offer or exchange offer, or (ii) any person or group of persons other than SCSSA or any of its affiliates acquires more than 20% of the outstanding capital stock of the Company.

     7.2  Effect of Termination.

          (a) In the event of the termination of this Agreement pursuant to
     Section 7.1, this Agreement, except for the provisions of the second to last sentence of Section 5.1(d) and the provisions of Section 7.2 and
     Section 8.10, shall become void and have no effect, without any liability on the part of any party or its directors, officers, employees or shareholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a breach of any provision of this Agreement (other than Section 5.1(f) and Section 5.3(a)(iv)) prior to such termination.

          (b) If this Agreement is terminated:

             (i) by the SCS Parties or the Company pursuant to Section 7.1(d) and either (x) the Company shall enter into a definitive agreement with respect to a Company Competing Transaction within six months following such termination and such Company Competing Transaction is thereafter consummated or (y) a Company Competing Transaction is consummated within six months following such termination (provided, however, that with respect to this subparagraph (i), a Company Competing Transaction shall be deemed to have occurred pursuant to Section 5.3(b)(B) only if a person or group of persons shall have acquired equity securities or securities convertible into equity securities comprising 20% or more of the outstanding capital stock of the Company in an offering other than an underwritten public offering); or

             (ii) by the Company pursuant to Section 7.1(f) or by the SCS Parties pursuant to Section 7.1(g);

        then in any such case the Company will pay to the SCS Parties in cash by wire transfer in immediately available funds to an account designated by the SCS Parties a termination fee in an amount equal to three percent (3%) of the amount equal to the product of (A) the sum of the total number of issued and outstanding shares of Company Common Stock as of the date of termination plus the total number of shares of Company Common Stock issuable upon the exercise of outstanding options as of the date of termination, multiplied by (B) U.S. $20.00 (the "Termination

        Fee"). Such payment shall be made (A) in the case of clause (i) above, within one business day following the consummation of such Company Competing Transaction and (B) in the case of clause (ii), no later than immediately prior to such termination.

     7.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval and adoption of this Agreement by the Required Shareholder Vote; provided, however, that after such approval and adoption, no amendment shall be made which by Applicable Law requires further approval by the Company Shareholders without such further approval. Notwithstanding the foregoing, this Agreement may not be amended, modified, supplemented, canceled or discharged, except by written instrument executed by all parties.

     7.4 Extension; Waiver. At any time prior to the Effective Time, SCSI (with respect to the Company) and the Company (with respect to the SCS Parties) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that (x) no failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege, (y) no waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties and (z) no extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts; and provided further that any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument executed by such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. Notwithstanding the foregoing, this Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time or the termination of this Agreement.

     8.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly given when (a) delivered personally (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is also mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) to the parties at the following addresses and telecopier numbers (or at such other address or telecopier number as a party shall specify in accordance with the foregoing provisions):

          (a) if to the SCS Parties:

                    Stolt Comex Seaway S.A.
               c/o Stolt Comex Seaway M.S. Ltd.
               Bucksburn House
               Howes Road
               Bucksburn
               Aberdeen AB21 9RQ
               Scotland
               Attention: Bernard Vossier
               Telecopy No.: +44 (0) 1224 715129
               with a copy to:

                    Stolt Comex Seaway Inc.
               1340 Poydras Street, Suite 2100
               New Orleans, Louisiana 70112
               Attention: Bruno Chabas
               Telecopy No.: (504) 566-9383

               with a copy to:

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               1900 Pennzoil Place South
               711 Louisiana
               Houston, Texas 77002
               Attention: David S. Peterman
               Telecopy No.: (713) 236-0822

               (b) if to the Company:

                    Ceanic Corporation
               900 Town & Country Lane
               Suite 400
               Houston, Texas 77024
               Attention: Quinn Hebert
               Telecopy No.: (713) 461-4731

               with a copy to:

                    Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
                    L.L.P.
               201 St. Charles Avenue
               New Orleans, Louisiana 70170
               Attention: Carl Hanemann
               Telecopy No.: (504) 582-8012

     8.3 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For the purposes of this Agreement, a "material adverse effect" shall mean, as to any party, a material adverse effect on the assets, liabilities, results of operations, business or financial condition of such party and its subsidiaries, taken as a whole, or on such party's ability to consummate the transactions contemplated hereby.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings by or among the parties, written and oral, with respect to the subject matter hereof.

     8.6 Third Party Beneficiaries. Excepting Sections 2.1(b), 2.2(b), 2.2(c)and 8.15, nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

     8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.

     8.8 Specific Performance. The transactions contemplated by this Agreement are unique and monetary damages would not be an adequate remedy for a breach hereof. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided that such party is not in material default hereunder.

     8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     8.10 Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby.

     8.11 Incorporation of Disclosure Schedules. The Company Disclosure Schedule, the SCS Parties Disclosure Schedule and all other Schedules attached hereto and referenced herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.13 Subsidiaries and Affiliates. As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner, and unless otherwise specified, the word "affiliate" has the meaning ascribed thereto in the Investment Company Act of 1940, as amended.

     8.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     8.15 Post-Closing Agreement of SCS Parties. After the Effective Time, the SCS Parties shall cause the Company to indemnify and hold harmless the persons who prior to the Effective Time were officers and directors of the Company with respect to any action or omission occurring or circumstances existing prior to the Effective Time to the same extent that such persons would be entitled to be indemnified pursuant to the Articles of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective time.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the SCS Parties and the Company have signed this Agreement as of the date first above written.

                                            STOLT COMEX SEAWAY S.A., a
                                            Luxembourg corporation


                                            By: /s/  Bernard L. Vossier


                                            ------------------------------------


                                            Name: Bernard L. Vossier


                                            ------------------------------------


                                            Title: Chief Executive Officer


                                            ------------------------------------

                                            STOLT COMEX SEAWAY INC., a Delaware
                                            corporation


                                            By: /s/  Paul Frikstad


                                            ------------------------------------


                                            Name: Paul Frikstad


                                            ------------------------------------


                                            Title: Chief Financial Officer


                                            ------------------------------------

                                            CC ACQUISITION CORP., a Louisiana
                                            corporation


                                            By: /s/ Johan Rasmussen


                                            ------------------------------------


                                            Name: Johan Rasmussen


                                            ------------------------------------


                                            Title: Secretary/Treasurer


                                            ------------------------------------

                                            CEANIC CORPORATION, a Louisiana
                                            corporation


                                            By: /s/  Kevin Peterson


                                            ------------------------------------


                                            Name: Kevin Peterson


                                            ------------------------------------


                                            Title: President and Chief Executive
                                                   Officer


                                               ---------------------------------

                                   GLOSSARY*

A
Action..................................   12
affiliate...............................   30
Aggregate Consideration.................    3
Agreement...............................    1
Applicable Law..........................   12
C
Certificate of Merger...................    2
Certificates............................    4
Closing.................................    2
Closing Date............................    2
Code....................................    3
Commission..............................   10
Company.................................    1
Company Certificate of Incorporation....    2
Company Common Stock....................    9
Company Competing Transaction...........   22
Company Controlled Group Member.........   13
Company Controlled Group Plan...........   13
Company Disclosure Schedule.............    8
Company Plans...........................   13
Company Preferred Stock.................    9
Company SEC Documents...................   11
Company Shareholders....................    1
Confidentiality Agreement...............   18
Contract................................   15
D
Dissenting Shares.......................    5
E
Effective Time..........................    2
Environmental Laws......................   16
ESA.....................................   19
Exchange Act............................   10
Expenses................................   30
G
GAAP....................................   11
Governmental Authority..................    7
H
Hazardous Materials.....................   16
HSR Act.................................    7
I
IRS.....................................   12
L
Louisiana Act...........................    2
Louisiana Secretary of State............    2
M
material adverse effect.................   29
Merger..................................    1
N
NLRB....................................   15
P
Paying Agent............................    4
Payment Fund............................    4
Permits.................................   16
Plan....................................   13
Proxy Statement.........................   18
R
Required Board Vote.....................    9
Required Shareholder Vote...............    9
S
SCS Parties.............................    1
SCS Parties Disclosure Schedule.........    6
SCSI....................................    1
SCSSA...................................    1
Securities Act..........................   10
Shareholders Meeting....................   18
Subsidiaries............................    8
subsidiary..............................   30
Subsidiary..............................    8
Surviving Corporation...................    2
T
tax.....................................   12
tax return..............................   12
Termination Fee.........................   26
Title Policies..........................   24

---------------

* This Glossary is for reference purposes only. All defined terms are set forth in the Agreement, and the absence or presence of any term from or in this Glossary is not indicative of such term's absence from or presence in the Agreement.

                                  SCHEDULE 2.3

2.3  TREATMENT OF STOCK OPTIONS.

     (a) Prior to the Effective Time, unless the SCS Parties otherwise agree, Company and the SCS Parties shall amend the Company's various stock option plans in effect on the date hereof (collectively, the "Company Plans") to (i) cause each unexpired and unexercised option or right to purchase shares of Company Common Stock granted (or subject to being granted on a contingent basis) under the Company Plans to current or former directors, officers, employees, consultants or independent contractors of the Company (each, a "Company Option") to cease to represent the right to purchase Company Common Stock and to be adjusted at the Effective Time to represent the right (an "Adjusted Option") to purchase shares of SCS common stock with the conversion to be in a manner agreed by the Company and the SCS Parties based on the average closing price of SCS common stock on the Nasdaq National Market for the twenty trading days immediately preceding the Closing Date, with the intent that the present economic position of the Company Options be preserved (the "Conversion Ratio"),
(ii) cause, as of the Effective Time, the body or committee administering Company Options to be the committee or other body administering the Stolt Comex Seaway S.A. 1993 Stock Option Plan from time to time, (iii) provide that no further grants shall be made under it and (iv) make such other appropriate changes in the Company Plans as may be consistent with this Agreement. SCS will assume, as of the Effective Time, the obligations of the Company under the Company Plans, as such plans will have been amended as described in this Section 2.3, or take such other actions as are necessary or desirable to facilitate the provisions of this subparagraph (a), including that shares of SCS common stock purchased upon exercise of the Adjusted Options will be freely tradable under all relevant securities laws. In connection with the issuance of Adjusted Options, SCS shall (x) reserve for issuance the number of shares of SCS common stock that will become subject to Adjusted Options pursuant to this Section 2.3 and (y) from and after the Effective Time, upon exercise of Adjusted Options, make available for issuance all shares of SCS common stock covered thereby, subject to the terms and conditions applicable thereto. Notwithstanding the foregoing, in the event that after the date hereof and prior to the Effective Time, the Company or SCS shall declare a stock dividend or other distribution payable in shares of its common stock or securities convertible into shares of its common stock, or effect a stock split, reclassification, combination or other change with respect to its common stock, the Conversion Ratio shall be adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

     (b) One-third ( 1/3) of all Company Options which remain unvested immediately prior to the Effective Time shall as of the Effective Time be accelerated and become immediately exercisable as Adjusted Options, and the remaining two-thirds ( 2/3) of such unvested portion of the Company Options shall remain unvested as Adjusted Options and subject to such other terms and conditions as are the same as the Company Option immediately before the Effective Time; provided, however, that (i) (A) if permitted, the vesting schedule will be adjusted so that such unvested portion of the Adjusted Options vest 25% each year over the four year period following the Closing Date or (B) if not permitted, then such Adjusted Options will vest according to the current vesting schedule provided for therein, and (ii) if permitted, the Adjusted Option will be adjusted so that (A) if the optionholder's employment is terminated for cause or the optionholder voluntarily terminates his employment, then the unvested portion of such optionholder's Adjusted Option will be immediately forfeited and (B) if the optionholder's employment is ever terminated other than by the Company for cause, then all of the unvested portion of such optionholder's option will accelerate and be immediately exercisable.

     (c) Notwithstanding the foregoing, with respect to Kevin Peterson, Gordon Cowe and Quinn Hebert, the Company shall enter into an agreement with each such person and take such other actions as may be appropriate to amend his option agreement to provide that the unvested portion of each option will accelerate and be immediately exercisable during the first year following the Closing Date, upon the termination of his employment with the Company for any reason (including, without limitation, death or disability) other than the termination by such person of his employment without Good Reason as defined below. "Good Reason" will be defined in the amendments to Kevin Peterson's, Gordon Cowe's and Quinn Hebert's agreements to include (i) the occurrence of a change of control, as defined in Section 6(c)(5) of the SCSSA 1993 Stock Option Plan, as currently in effect, and (ii) the matters corresponding to those set forth in the Employment

Agreement dated May 15, 1997 between Kevin C. Peterson and the Company. In addition, "Good Reason" shall also mean, with respect to the agreement of Kevin Peterson, the occurrence, without his consent, of (1) a substantial change in the organization or reporting responsibility of the management of the Company, or (2) requiring him to report to anyone other than the President or Chief Executive Officer of SCSSA or the Board of Directors of Ceanic.

     (d) The Company and the SCS Parties shall establish a mechanism to facilitate the cashless exercise of the vested portion (including any such portion which will be vested as of the Effective Time) of the Adjusted Options by any optionholder who desires to do so.

                                                                      APPENDIX B

Morgan Keegan & Company, Inc.
Morgan Keegan Tower
Fifty Front Street
Memphis, Tennessee 38103
901/524-4100 Telex 69-74324
WATS 800/366-7426

Members New York Stock Exchange, Inc.

June 25, 1998

Board of Directors
Ceanic Corporation
900 Town & Country Lane
Fourth Floor
Houston, TX 77024

Gentlemen:

     We have acted as financial advisor to Ceanic Corporation (the "Company") in connection with the proposed acquisition by Stolt Comex Seaway S.A. ("Stolt" or the "Buyer") of all of the Company's outstanding shares (the "Transaction"). The Transaction is described more fully in the Agreement and Plan of Merger. You have requested our opinion as to whether the consideration to be received by the Company's shareholders in connection with the Transaction is fair to such shareholders from a financial point of view. Our opinion does not address the relative merits of the Transaction and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Transaction.

     In connection with our review of the Transaction, and in arriving at our opinion, we have, among other things:

          (1) reviewed certain publicly available consolidated financial statements of the Company and certain other relevant financial and operating data of the Company made available to us from published sources and by officers of the Company;

          (2) reviewed certain internal financial and operating information, including certain projections, relating to the Company prepared by the management of the Company;

          (3) discussed the business, financial condition and prospects of the Company with certain officers of the Company;

          (4) reviewed the financial terms of the Transaction;

          (5) reviewed the financial terms, to the extent publicly available, of certain similar transactions we deemed relevant;

          (6) reviewed certain publicly available information relating to certain companies we deemed appropriate in analyzing the Company;

          (7) reviewed the trading history of the Company's Common Stock;

          (8) reviewed a draft of the Agreement and Plan of Merger;

          (9) performed such other analyses and examinations and considered such other information, financial studies, analysis and investigations and financial, economic and market data as deemed relevant.

Ceanic Corporation
June 25, 1998
Page  2

     We have not independently verified any of the information concerning the Company considered by us in connection with our review of the Transaction and, for purposes of the opinion set forth herein, we have assumed and relied upon the accuracy and completeness of all such information. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the expected future financial performance of the Company. We have not been engaged to assess the achievability of such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties, or facilities of the Company nor have we been furnished with any such evaluation or appraisal. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist on, and can be evaluated as of, the date of this letter. Any change in such conditions would require a reevaluation of this opinion.

     In connection with our opinion, we have assumed that the Transaction will be consummated on the terms and subject to the conditions described in the Agreement and Plan of Merger. We also have assumed that all necessary governmental and regulatory approvals and third-party consents will be obtained on terms and conditions that will not have a material adverse effect on the Company.

     Morgan Keegan & Company, Inc., as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we may trade in the debt and equity securities of the Company and Buyer for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We also acted as the lead managing underwriter for the Company's stock offering on February 3, 1997.

     This letter and the opinion stated herein are solely for the use of the Company's Board of Directors and may not be reproduced, summarized, excerpted from or otherwise publicly referred to in any manner without prior written consent.

     Based upon and subject to the foregoing and such other matters as we deem relevant, we are of the opinion that as of the date hereof, the consideration to be received by the Company's shareholders as set forth in the Agreement and Plan of Merger is fair to the Company's shareholders from a financial point of view.

     We hereby consent to the inclusion of the full text of our opinion and summary thereof in any disclosure document or proxy statement relating to the Transaction that the Company must file under the Securities Act of 1933, as amended and distribute to its shareholders. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction.

                                            Sincerely,


                                            /s/  MORGAN KEEGAN & COMPANY, INC.


                                            MORGAN KEEGAN & COMPANY, INC.

                                                                      APPENDIX C

                          EXCERPT FROM SECTION 131 OF
                     THE LOUISIANA BUSINESS CORPORATION LAW

     C. (1) . . . [A]ny shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records.

     . . . .

     (2) Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock.

     (3) Unless the objection, demand and acknowledgment be made and delivered by the shareholder within the period limited in Paragraph (1) and (2), he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken.

     . . . .

     D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

     E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

     F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

     G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

     H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

--------------------------------------------------------------------------------


       PROXY



                               CEANIC CORPORATION


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


           The undersigned hereby appoints Kevin C. Peterson and Quinn J. Hebert, and either of them, as proxies (the "Proxies") of the undersigned, with full power of substitution, and authorizes the Proxies to represent the undersigned and to vote at the Ceanic Corporation Special Meeting of Shareholders (the "Special Meeting") to be held on August 17, 1998, or any adjournment thereof, all shares of common stock, no par value per share, of Ceanic Corporation held of record by the undersigned on July 15, 1998, as designated below:


       1. The approval and adoption of an Agreement and Plan of Merger, pursuant to which an indirect wholly-owned subsidiary of Stolt Comex Seaway S.A. will merge with and into Ceanic Corporation, and Ceanic Corporation will thereby become an indirect wholly-owned subsidiary of Stolt Comex Seaway S.A.

            [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

       2. In their discretion upon such other business as may properly come before the Special Meeting.

--------------------------------------------------------------------------------

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       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
       DIRECTED BY THE UNDERSIGNED. PLEASE REFER TO THE SPECIAL MEETING PROXY STATEMENT FOR A DISCUSSION OF EACH OF THESE MATTERS. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. AS TO ANY OTHER MATTER, THE PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR DISCRETION.



                                              Dated:



                                              ---------------------, 1998


                                              ---------------------------
                                               Signature of Stockholder

                                              ---------------------------
                                              Signature, if held jointly


                                              Please sign exactly as your
                                              name appears on this Proxy
                                              Card. When signing as
                                              attorney, executor,
                                              administrator, trustee,
                                              guardian, corporation,
                                              limited liability company
                                              or partnership official,
                                              please give your full title
                                              as such and the full name
                                              of the entity on behalf of
                                              whom you are signing.


   PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE
                               ENCLOSED ENVELOPE.

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